Exhibit 10.17

Confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.  The redacted material has been marked at the appropriate places with three asterisks (***).

SERVICING AGREEMENT

among

WILLIS ENGINE SECURITIZATION TRUST II,

WILLIS LEASE FINANCE CORPORATION,
as Servicer and Administrative Agent,

and

THE ENTITIES LISTED ON APPENDIX A HERETO

Dated as of September 17, 2012

i

ii

SCHEDULES

APPENDIX A	Subsidiaries

SCHEDULE A	Definitions
SCHEDULE 2.02(a)	Services
SCHEDULE 1.03(a)
to Schedule 2.02(a)	Insurance
SCHEDULE 4.01(a)
to Schedule 2.02(a)	Engines

EXHIBIT A	Form of Operating Budget and Asset Expenses Budget for the Initial Period

iii

SERVICING AGREEMENT (as amended, modified or supplemented from time to time in accordance  with the terms hereof, the “Agreement”) dated as of September 17, 2012 among WILLIS ENGINE SECURITIZATION TRUST II, a Delaware statutory trust (“WEST”), WILLIS LEASE FINANCE CORPORATION, a Delaware corporation incorporated under the laws of Delaware, in its capacity as Servicer (together with its successors and permitted assigns, the “Servicer”) and as the Administrative Agent, and the entities listed on Appendix A hereto which may be added thereto in accordance with Section 6.13 hereof, (the “Subsidiaries”).

For the consideration set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties each agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01.                                           Definitions.

The terms used herein have the meaning assigned to them in Schedule A hereto.  Unless otherwise defined herein, all capitalized terms used but not defined herein have the meanings assigned to such terms in the Indenture.

ARTICLE 2

APPOINTMENT; SERVICES

SECTION 2.01.                                           Appointment.

(a)                                 WEST and each Subsidiary hereby appoints the Servicer as the exclusive provider of the Services (as defined in Section 2.02 below) to WEST and each Subsidiary in respect of the Engine Assets on the terms and subject to the conditions set forth in this Agreement.

(b)                                 The Servicer hereby accepts such appointment and agrees to perform the Services on the terms and subject to the conditions set forth in this Agreement.  In connection with the provision of the Services with respect to the Engine Assets, the Servicer generally shall, where and to the extent practicable and in the case of Services that are not performed by the Servicer directly, contract for or otherwise obtain goods and services from third party providers in the name of, or as disclosed agent for, WEST or the relevant Subsidiary.  If the Servicer shall not have contracted for or otherwise obtained such goods and services in the name of, or as disclosed agent for, WEST or the relevant Subsidiary, the Servicer shall use its reasonable efforts to cause WEST or such Subsidiary to be in a position to have direct recourse against any such third party provider providing goods and services for WEST or such Subsidiary for any breaches by such third party provider related to the provision of such goods and services.

(c)                                  WEST hereby warrants and represents to the Servicer that it and each Subsidiary has appointed or will appoint the Administrative Agent to act as its representative with respect to any matter in respect of which WEST or any Subsidiary is required or permitted to take any action pursuant to the terms of this Agreement.  Accordingly, in connection with the  performance of the Services, unless an Administrative Agent Event of Default shall have occurred and be continuing, or unless earlier notified by WEST that the appointment of the Administrative Agent to act on behalf of WEST and each Subsidiary has not become effective or has been revoked or terminated, the Servicer shall in all cases be entitled to rely on the instructions (or other actions) of the Administrative Agent as representative of WEST and each Subsidiary other than the actions specified in Sections 7.06(a)(i) and 7.06(a)(iv).

SECTION 2.02.                                           Services.

(a)                                 The services to be provided by the Servicer in respect of the Engine Assets (the “Services”) are as set forth in Schedule 2.02(a) and under this Agreement.

(b)                                 Except with respect to the obligations expressly provided herein, in connection with the performance of the Services, the Servicer shall in all cases only be obligated to act upon, and shall be entitled to rely on, the instructions of WEST or, as provided above in Section 2.01(c), the Administrative Agent, on behalf of WEST and each Subsidiary.  The Servicer shall not be liable to WEST, any Subsidiary, the Indenture Trustee or any other Person for any act or omission to act taken in accordance with such instructions, except to the extent provided in Section 3.03.

SECTION 2.03.                                           Limitations.

(a)                                 Neither the Servicer nor any of its Affiliates (other than WEST and each Subsidiary) shall assume any WEST Liabilities.  In connection with the performance of the Services and its other obligations hereunder, the Servicer shall not be obligated to take or refrain from taking any action which is reasonably likely to (A) violate any Applicable Law, (B) lead to an investigation by any Governmental Authority or (C) expose the  Servicer to any liabilities for which, in the Servicer’s good faith opinion, adequate bond or indemnity has not been provided.

(b)                                 WEST and the Subsidiaries shall at all times retain full legal and equitable title to the Engine Assets, notwithstanding the management thereof by the Servicer hereunder.

ARTICLE 3

STANDARD OF CARE; CONFLICTS OF INTEREST; STANDARD OF LIABILITY

SECTION 3.01.                                           Standard of Care.

The Servicer shall perform the Services with reasonable care and diligence at all times as is customary in the Aircraft Engine leasing industry and as if it were the owner of the Engines (the “Servicer Performance Standard”).  The Servicer Performance Standard shall be implemented in a manner which is consistent with the reasonable commercial practices of leading international Aircraft Engine operating lessors and is consistent with the Indenture.

SECTION 3.02.                                           Conflicts of Interest.

(a)                                 WEST and each Subsidiary acknowledges and agrees that (i) in addition to managing the Engine Assets under this Agreement, the Servicer may manage, and shall be entitled to manage, from time to time, the separate assets owned by it or its Affiliates (other than WEST and each Subsidiary) and third parties (“Other Assets”); (ii) in addition to the management of the Engine Assets and the Other Assets, the Servicer shall, and shall be entitled to, carry on its commercial businesses, including the financing, purchase or other acquisition, leasing and sale of Aircraft Engines; (iii) in the course of conducting such activities, the Servicer may from time to time have conflicts of interest in performing its duties on behalf of the various entities to whom it provides management services and with respect to the various assets in respect of which it provides management services; and (iv) the Controlling Trustees of WEST have approved the transactions contemplated by this Agreement and desire that such transactions be consummated and, in giving such approval, the Controlling Trustees of WEST have expressly recognized that such conflicts of interest may arise and that when such conflicts of interest arise the Servicer shall perform the Services in accordance with the Servicer Performance Standard and the Servicer Conflicts Standard set forth below in Section 3.02(b).

(b)                                 If conflicts of interest arise regarding the management or remarketing of any Engine Asset, on the one hand, and any Other Asset, on the other hand, the Servicer shall promptly notify WEST and the Indenture Trustee (but in no later than the date on which the next Monthly Report is delivered).  The Servicer shall perform the Services in good faith and to the extent such Engine Asset and such Other Asset are substantially similar in terms of objectively identifiable characteristics relevant for purposes of the particular Services to be performed, the Servicer shall not discriminate between such Engine Asset and such Other Asset on an unreasonable basis (the standard set forth in this Section 3.02(b) shall be referred to collectively as the “Servicer Conflicts Standard”).

SECTION 3.03.                                           Standard of Liability.

The Servicer shall not be liable to WEST or any Subsidiary for any Losses arising (i) as a result of an Engine being sold, leased or purchased on less favorable terms than might have been achieved at any time, provided such transactions were entered into on the basis of an arm’s-length commercial decision of the Servicer, or (ii) in respect of the Servicer’s obligation to apply the Servicer Conflicts Standard in respect of its performance of the Services, except, in either case, in the case of willful misconduct, negligence or fraud on the part of the Servicer.  The Servicer shall not be liable to WEST or any Subsidiary for any Loss arising as a result of the performance of any of the Servicer’s obligations as Servicer or as a result of any action which the Servicer is requested to take or refrain from taking by WEST (or the Administrative Agent), unless (A) such Loss has arisen as a result of the willful misconduct, negligence or fraud of the Servicer, (B) such Loss has directly resulted from a breach by the Servicer of the express terms and conditions of this Agreement or (C) such Loss is a Loss for which the Servicer has indemnified WEST and its Affiliates and arises as a result of any material misstatements or omissions in any public filing or offering memorandum relating to information on the Engine Assets, the Servicer and the Services provided by the Servicer for disclosure in such public filing or offering memorandum, provided that the Servicer may reasonably rely on information from third parties without incurring liability (the liability standards set forth in this Section 3.03, the “Standard of Liability”).

SECTION 3.04.                                           Waiver of Implied Standard.

Except as expressly stated above in this Article 3, all other warranties, conditions and representations, express or implied, statutory or otherwise, arising under Delaware or New York law or any other Applicable Law in relation to either the skill, care, diligence or otherwise in respect of any Service to be performed hereunder or to the quality or fitness for any particular purpose of any goods are hereby to the fullest extent permitted by Applicable Law excluded and the Servicer shall not be liable in contract, tort or otherwise under Delaware or New York law or any other Applicable Law for any Loss arising out of or in connection with the Services to be supplied pursuant to this Agreement or any goods to be provided or sold in conjunction with such Services.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.                                           Representations and Warranties by WEST and the Subsidiaries.

WEST and each Subsidiary represents and warrants to the Servicer as follows:

(a)                                 Engines:  Schedule 4.01(a) contains a true and complete list of all Engines included among the Engine Assets as of the date hereof.

(b)                                 Engine Documents:  WEST shall deliver to the Servicer on the Initial Closing Date a true, correct and complete copy of all material Engine Documents as of such Initial Closing Date in the possession of WEST or any Subsidiary.

(c)                                  Accounts and Cash Flow:  WEST shall, prior to the Initial Closing Date, provide to the Servicer a true and complete list of all the Existing Accounts of WEST and each Subsidiary included among the Engine Assets as of such Initial Closing Date with respect to which WEST or any Subsidiary has authority.

SECTION 4.02.                                           Representations and Warranties by Servicer.

The Servicer represents and warrants to WEST and each Subsidiary as follows:

(a)                                 The Servicer is a corporation duly organized and validly existing under the laws of the State of Delaware.

(b)                                 The Servicer has all requisite power and authority to execute this Agreement and to perform its obligations under this Agreement.  All corporate acts and other proceedings required to be taken by the Servicer to authorize the execution and delivery of this Agreement and the performance of its obligations contemplated under this Agreement have been duly and properly taken.

(c)                                  This Agreement has been duly executed and delivered by the Servicer and is a legal, valid and binding obligation of the Servicer enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application affecting the enforcement of creditors’ rights or by general principles of equity.

(d)                                 Neither the execution and delivery of this Agreement by the Servicer nor the performance by the Servicer of any of its obligations under this Agreement will (i) violate any provision of the organizational documents of the Servicer, (ii) violate any order, writ, injunction, judgment or decree applicable to the Servicer or any of its property or assets, (iii) violate in any material respect any Applicable Law, or (iv) result in any conflict with, breach of or default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, warrant or other similar instrument or any material license, permit, agreement or other obligation to which the Servicer is a party or by which the Servicer or any of its properties or assets may be bound.

(e)                                  There are no Proceedings or investigations to which the Servicer or any of its Affiliates is a party pending, or to the best of the Servicer’s knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement or any other Related Document, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Related Document or (C) seeking any determination or ruling that is reasonably likely to materially and adversely affect the performance by the Servicer of its obligations under or the validity or enforceability of, this Agreement or any other Related Document to which it is a party.

ARTICLE 5

SERVICER UNDERTAKINGS

SECTION 5.01.                                           Staff and Resources.

In performing the Services, the Servicer shall employ or otherwise engage such staff (including in-house legal staff) and maintain such supporting resources as the Servicer shall deem necessary in accordance with its usual business practices with respect to its own Aircraft Engines, both in number and in quality, to enable the Servicer to perform the Services in accordance with the terms of this Agreement.

SECTION 5.02.                                           Access.

The Servicer at such times as WEST may reasonably request shall make available to WEST and its Subsidiaries and their agents (including auditors) (A) reports, ledgers, documents, and other records (including computer records), its books and other information related to the Engine Assets or the business of WEST and its Subsidiaries and (B) the officers and employees of the Servicer, subject to their reasonable availability, in each case, to enable WEST and its Subsidiaries to monitor the performance of the Servicer under this Agreement.

SECTION 5.03.                                           Compliance with Law.

The Servicer shall, in connection with the performance of the Services, comply with all laws, rules and regulations applicable to the Servicer and with the laws, rules and regulations applicable to the Engine Assets.

SECTION 5.04.                                           Commingling.

The Servicer shall not commingle with its own funds, (i) any funds of WEST or any Subsidiary or (ii) any misdirected funds received from Lessees and others.  Any such misdirected funds shall be promptly redirected to a Bank Account.  The Servicer hereby covenants with WEST and its Subsidiaries that it will conduct its business such that it is a separate and readily identifiable business from, and independent of, WEST and each Subsidiary (it being understood that the Servicer and any of its Affiliates may publish financial statements that consolidate those of WEST and its Subsidiaries, if to do so is required by any Applicable Law or GAAP and the Servicer and any of its Affiliates may file consolidated tax returns with WEST or any Subsidiary) and further covenants that, during the term of this Agreement:

(a)                                 it will observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, WEST and each Subsidiary;

(b)                                 it will maintain its assets and liabilities separate and distinct from WEST and each Subsidiary;

(c)                                  it will maintain records, books, accounts and minutes separate from those of WEST and each Subsidiary;

(d)                                 it will pay its obligations in the ordinary course of its business as a legal entity separate from WEST and each Subsidiary;

(e)                                  it will keep its funds separate and distinct from the funds of WEST and each Subsidiary, and it will receive, deposit, withdraw and disburse such funds separately from the funds of WEST and each Subsidiary;

(f)                                   it will conduct its business in its own name, and not in the name of WEST or any Subsidiary;

(g)                                  it will not pay or become liable for any debt of WEST or any Subsidiary, other than to make payments in the form of indemnity as required by the express terms of this Agreement;

(h)                                 it will not hold out that it is a division of WEST or its Subsidiaries or that WEST or any Subsidiary is a division of it;

(i)                                     it will not induce any third party to rely on the creditworthiness of WEST or any Subsidiary in order that such third party will be induced to contract with it;

(j)                                    it will not enter into any transaction between it and WEST or any Subsidiary that is as a whole materially more favorable to either party than an agreement that the parties would have been able to enter into at such time on an arm’s-length basis with a non-affiliated third party, other than any Related Document in effect on the Initial Closing Date (it being understood that the parties hereto do not intend by this covenant to ratify any self-dealing transaction); and

(k)                                 it will observe all corporate formalities necessary to treat WEST and each Subsidiary as a legal entity separate from each other Subsidiary.

SECTION 5.05.                                           Notes Offering.

The Servicer agrees to cooperate with WEST and its Subsidiaries in connection with the public or private offering and sale of any securities of WEST or any of its Affiliates (a “Notes Offering”).

SECTION 5.06                                              Notification of Defaults.

Promptly, but in any case within five (5) Business Days of becoming aware of the existence of any condition or event which constitutes a Servicer Termination Event, Early Amortization Event or an Event of Default, or any event which, with the lapse of time or the giving of notice or both, would constitute a Servicer Termination Event, Early Amortization Event or an Event of Default and which, in each case, has not been waived in writing by the Controlling Party, the Servicer shall deliver to WEST and the Subsidiaries and the Indenture Trustee a written notice describing the nature of such event and period of existence and, in the case of a Servicer Termination Event, the action the Servicer is taking or proposed to take with respect thereto.

SECTION 5.07.                                           Ownership Placards.

The Servicer shall use commercially reasonable efforts to cause each Lessee to affix an ownership placard on each related Engine stating that such Engine is owned by the applicable Engine Trust.

ARTICLE 6

UNDERTAKINGS OF WEST AND THE SUBSIDIARIES

SECTION 6.01.                                           Cooperation.

WEST and each Subsidiary shall at all times use commercially reasonable efforts to cooperate with the Servicer to enable the Servicer to provide the Services, including providing the Servicer with all powers of attorney as may be reasonably necessary or appropriate to perform the Services.

SECTION 6.02.                                           No Representation with Respect to Third Parties.

WEST and each Subsidiary agree that as between the Servicer, on the one hand, and WEST or any Subsidiary, on the other hand, no representation is made as to the financial condition and affairs of any Lessee of, or purchaser of, any Engine or any manufacturer, representative, maintenance facility, contractor, vendor or supplier utilized by the Servicer in connection with its performance of the Services and, subject to the Standard of Liability, the Servicer shall have no liability with respect to such third parties.

SECTION 6.03.                                           Related Document Amendments.

Neither WEST nor any Subsidiary shall amend, without the prior consent of the Servicer in each instance, any Related Document in such a manner that would increase in any respect the scope, nature or level of the Services to be provided under this Agreement nor change the Standard of Liability without the Servicer’s prior written consent, which consent may be conditioned upon, among other things, a proper adjustment in the compensation payable to the Servicer in order to take into account the increased Services to be provided by the Servicer.

SECTION 6.04.                                           Other Servicing Arrangements.

Without the prior written consent of the Servicer, neither WEST nor any Subsidiary shall (a) enter into, or cause or permit any Person (other than the Servicer) to enter into on their behalf, any transaction for the lease or sale of any Engine in respect of which the Servicer is at such time performing Services, or (b) employ any Person other than the Servicer to perform any of the Services with respect to the Engine Assets, except as provided in Article 10 of this Agreement.

SECTION 6.05.                                           Communications.

WEST and each Subsidiary shall forward promptly to the Servicer a copy of any written communication received from any Person in relation to any Engine Asset.

SECTION 6.06.                                           Ratification.

WEST and each Subsidiary hereby ratify and confirm, and agree to ratify and confirm, any action the Servicer takes or refrains from taking in accordance with this Agreement, the Indenture and the Related Documents in the exercise of any of the powers or authorities conferred upon the Servicer pursuant to the terms of this Agreement and the Indenture.

SECTION 6.07.                                           Execution, Amendment, Modification or Termination of Engine Documents.

(a)                                 If (i) any agreement, instrument or other document becomes an Engine Document or any Engine Document shall have been amended, modified or terminated and (ii) the Servicer was not substantially involved in the preparation and execution of such new, amended, modified or terminated agreement, instrument or other document, WEST shall deliver written notice thereof to the Servicer together with (A) in the case of any newly executed Engine Document, a true and complete copy of such Engine Document, a list of all Engine Assets to which it relates and a description, in reasonable detail, of the relevance of such Engine Document to such Engine Assets or (B) in the case of any amendment, modification or termination of an Engine Document, a true and complete copy of any related agreement, instrument or other document.

(b)                                 WEST shall promptly deliver to the Servicer a complete copy of the Indenture.

(c)                                  At all times, WEST shall promptly notify the Servicer of the name, identity and contact details of the Controlling Trustees and of any changes thereto and any other relevant information relating to such Controlling Trustees reasonably requested by the Servicer.

SECTION 6.08.                                           Accounts and Cash Arrangements of WEST and the Subsidiaries.

At all times, WEST shall promptly notify the Servicer of any New Account established by or on behalf of WEST or any Subsidiary or otherwise relating to the Engine Assets and of any Existing Account relating to any Aircraft Engine that becomes an Engine after the date of this Agreement and of the closing of any such account in any case not established or closed by the Servicer.

SECTION 6.09.                                           Notification of Bankruptcy.

If WEST or any Subsidiary shall take any action to:

(a)                                 file any petition or application, commence any proceeding, pass any resolution or convene a meeting with respect to itself or any of its Affiliates under any United States federal, state or foreign or international law relating to the appointment of a trustee in bankruptcy, liquidator, examiner, assignee, custodian, trustee, sequestrator or receiver with respect to WEST or any Subsidiary or over the whole or any part of any properties or assets of WEST or any Subsidiary or any bankruptcy, reorganization, compromise arrangements or insolvency of WEST or any Subsidiary; or

(b)                                 make an assignment for the benefit of its creditors generally;

then WEST shall notify the Servicer, to the extent practicable, of the taking of any such action.  If WEST or any Subsidiary becomes aware of the intent or action of any Person (whether a creditor or member of WEST or any Subsidiary) to appoint a trustee in bankruptcy, liquidator, examiner, custodian, sequestrator or receiver, WEST shall promptly notify the Servicer.

SECTION 6.10.                                           Further Assurances.

WEST and each Subsidiary agree that at any time and from time to time upon the written request of the Servicer, it will execute and deliver such further documents and do such further acts and things as the Servicer may reasonably request in order to effect the purposes of this Agreement.

SECTION 6.11.                                           Covenants.

WEST and each Subsidiary covenant with the Servicer that it will conduct its business such that it is a separate and readily identifiable business from, and independent of, the Servicer and any of its Affiliates (it being understood that the financial statements of WEST or any Subsidiary may be consolidated with those of the Servicer or any of its Affiliates, if to do so is required by any Applicable Law or GAAP and that the tax returns of WEST or any Subsidiary may be consolidated with those of the Servicer and any of its Affiliates in accordance with applicable United States tax laws) and further covenant that, during the term of this Agreement:

(a)                                 it will observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, the Servicer and any of its subsidiaries;

(b)                                 it will maintain its assets and liabilities separate and distinct from those of the Servicer;

(c)                                  it will maintain records, books, accounts and minutes separate from those of the Servicer;

(d)                                 it will pay its obligations in the ordinary course of its business as a legal entity separate from the Servicer;

(e)                                  it will keep its funds separate and distinct from any funds of the Servicer, and it will receive, deposit, withdraw and disburse such funds separately from any funds of the Servicer;

(f)                                   it will conduct its business in its own name, and not in the name of the Servicer;

(g)                                  it will not agree to pay or become liable for any debt of the Servicer, other than to make payments in the form of indemnity as required by the express terms of this Agreement;

(h)                                 it will not hold out that it is a division of the Servicer, or that the Servicer is a division of it;

(i)                                     it will not induce any third party to rely on the creditworthiness of the Servicer in order that such third party will be induced to contract with it;

(j)                                    it will not enter into any transaction between it and the Servicer that is as a whole materially more favorable to either party than a transaction that the parties would have been able to enter into at such time on an arm’s-length basis with a non-affiliated third party, other than any Related Document in effect on the Initial Closing Date (it being understood that the parties hereto do not intend by this covenant to ratify any self-dealing transaction); and

(k)                                 it will observe all material corporate or other procedures required under Applicable Law and under its organizational documents.

SECTION 6.12                                              Limitation of Obligation.

Notwithstanding anything to the contrary in Sections 4.01(b) and 6.07, the Servicer shall have no obligation with respect to any agreement, instrument or document that becomes an Engine Document, or any such amendment, modification or termination, until the date that a copy of the agreement, instrument or document constituting such Engine Document, or setting forth the terms of such amendment, modification or termination, is received by the Servicer.

SECTION 6.13                                              New Subsidiaries.

WEST hereby undertakes to procure that any Subsidiary of WEST formed or acquired after the date hereof shall execute a joinder agreement with the Servicer adopting and confirming, as regards such Subsidiary, the terms of this Agreement, and agreeing to ratify anything done by the Servicer in connection herewith on the terms of Section 6.06.  Such joinder agreement shall specify the notice information for such Subsidiary and an executed version thereof shall be promptly delivered to each of the parties hereto.

ARTICLE 7

WEST AND THE SUBSIDIARIES’ RESPONSIBILITY;
BUDGETS; DIRECTIONS

SECTION 7.01.                                           WEST and the Subsidiaries’ Responsibility.

Notwithstanding the appointment of the Servicer to perform the Services and the related delegation of authority and responsibility to the Servicer pursuant to this Agreement, WEST and each Subsidiary shall remain responsible for all matters related to its business, operations, assets and liabilities.

SECTION 7.02.                                           Instructions by WEST.

WEST may at any time, other than following the delivery of a Default Notice pursuant to Section 4.02 of the Indenture (that has not been withdrawn or rescinded), in which case the Indenture Trustee may, direct the Servicer to limit or terminate any action being taken by it under this Agreement or to take any action authorized or contemplated by this Agreement (including sale or disposal of any Engine) or the applicable Lease and the Servicer shall use commercially reasonable efforts to comply with such directions.

SECTION 7.03.                                           Request for Authority.

If the Servicer wishes to take or approve any action which it is not authorized under this Agreement to take or approve, it shall request authority from WEST to take or approve the action.

SECTION 7.04.                                           Overall Business Objectives with Respect to Engine.

The Servicer will perform the Services with a view towards maximizing the present value of the cash flows over the life of the Engines from leasing and re-leasing or selling or otherwise disposing of Engines, taking into account the then-existing and anticipated market conditions affecting the operating leasing of used Aircraft Engines and the commercial aviation industry generally and any restrictions within the Indenture.

SECTION 7.05.                                           Operating Budget; Asset Expenses Budget.

(a)                                 WEST, on its own behalf and on behalf of the Subsidiaries, shall adopt with respect to the period from the Initial Closing Date through December 15, 2012 (the “Initial Period”) and, thereafter, each one Year period during the term of this Agreement (a “One Year Period”):

(A)                               an operating budget with respect to the Engines (an “Operating Budget”); and

(B)                               a budget with respect to Engine Expenses related to the Engines (an “Asset Expenses Budget”).

The initial Operating Budget and the initial Asset Expenses Budget for the Initial Period (together, the “Initial Budgets”) shall be adopted by WEST and the Subsidiaries by the Initial Closing Date in substantially the form attached hereto as Exhibit A. The Operating Budget and Asset Expenses Budget for each One Year Period during the term of this Agreement shall be adopted by WEST and the Subsidiaries in accordance with Section 7.05(c). The Servicer shall, in the course of providing the  Services hereunder, use reasonable efforts to achieve the Initial Budgets during the Initial Period and to achieve the Operating Budget and the Asset Expenses Budgets for and during each One Year Period. The Initial Budgets and the Operating Budgets and Asset Expenses Budgets are collectively referred to herein as the “Budgets.”

(b)                                 To assist the Administrative Agent in the preparation and review of a proposed Operating Budget and a proposed Asset Expenses Budget for each One Year Period, the Servicer shall provide the Administrative Agent, by the November 1 immediately preceding such One Year Period, information in a form to be agreed from time to time relating to (i) lease rates, (ii) utilization rate, (iii) expected technical expenditures (including any costs to be capitalized) relating to the Engines, (iv) planned sales, (v) costs relating to insurance, legal, consulting and other similar expenses, including anticipated litigation expenses and (vi) such other information related to Engine Expenses as may be requested by the Administrative Agent for purposes of the preparation and review of such budgets, in each case including the assumptions relating thereto.

(c)                                  Based on the information provided by the Servicer to the Administrative Agent in accordance with Section 7.05(b), the Administrative Agent shall prepare and deliver to the Servicer and WEST by the November 30 immediately preceding each One Year Period, a proposed Operating Budget and Asset Expenses Budget for such One Year Period, together with reasonably detailed supporting information and the assumptions underlying such proposed Operating Budget and Asset Expenses Budget.

(d)                                 Following the receipt by the Servicer and WEST of the proposed Operating Budget and Asset Expenses Budget for a One Year Period as provided in Section 7.05(c), the Servicer and the Administrative Agent, on behalf of WEST and the Subsidiaries, shall consult with each other to agree on a final Operating Budget and a final Asset Expenses Budget for such One Year Period, and taking into account such consultation, WEST shall approve and deliver to the Servicer, by the December 20 immediately preceding the commencement of each One Year Period, a final Operating Budget and Asset Expenses Budget for such One Year Period.

(e)                                  If at any time the Servicer reasonably believes that an incurrence of Engine Expenses is reasonably likely to cause actual aggregate Engine Expenses in the Initial Period or any One Year Period, as the case may be, to exceed 125% of the budgeted amount of aggregate Engine Expenses for such period as set forth in the applicable Budget, the Servicer shall not incur such Engine Expense without prior approval by WEST, and such excess payment and approval thereof shall be reported in the Annual Report for the relevant Initial Period or One Year Period, as the case may be.

SECTION 7.06.                                           Transaction Approval Requirements.

(a)                                 The Servicer shall not do any of the following without the express prior written approval of WEST:

(i)                                     Except as required in accordance with the terms of any Lease or any other agreement with the Lessee or the Asset Transfer Agreement, and in any event in accordance with the terms and conditions of the Related Documents, sell (or enter into any commitment or agreement to sell) or otherwise transfer or dispose of any Engine.

(ii)                                  Enter into any new Lease (or any renewal or extension of an existing Lease or other agreement with a Lessee) of any Engine if the Lease does not comply with the requirements of the Indenture.

(iii)                               Unless provided for in the then applicable Budgets, enter into any contract for the modification or maintenance of any Engine if the costs to be incurred thereunder by WEST or the relevant Subsidiary are not economically justifiable in light of then current and reasonably anticipated market conditions for used Aircraft Engines.

(iv)                              Subject to Section (e) of Section 4.02 of Schedule 2.02(a), enter into on behalf of WEST or any Subsidiary, any capital commitment or confirm any order or commitment to acquire, or acquire on behalf of WEST or any Subsidiary,  Aircraft Engines, except that the Servicer may enter into any such capital commitment or order or commitment to acquire a Replacement Engine or spare parts for an Engine so long as the same is provided for in the then applicable Budgets.

(v)                                 Issue any guarantee on behalf of, or otherwise pledge the credit of WEST or any Subsidiary, other than any guarantee of any Subsidiary obligation by WEST.

(vi)                              Unless permitted by any other provision of this Section 7.06, enter into any agreement for services to be provided in respect of Engines by third parties the cost of which is to be borne by WEST and the Subsidiaries, except in each case (A) to the extent that the same is an Engine Expense provided for in the then applicable Budgets, or (B) for third party service providers (including legal counsel) that would be used by the Servicer in the ordinary course of the Servicer’s business.

(vii)                           Incur on behalf of WEST or any Subsidiary any liability (actual or contingent) or cause any such liability (actual or contingent) to be incurred, except for a liability (A) contemplated in the then applicable Budgets, (B) pursuant to a transaction of a type which is subject to another Transaction Approval Requirement which Transaction Approval Requirement is satisfied or is otherwise authorized by such Transaction Approval Requirement or (C) incurred in the ordinary course of the business of WEST and the Subsidiaries.

(b)                                 Any transaction entered into by the Servicer on behalf of WEST and the Subsidiaries shall be on an arm’s-length basis and on market terms, provided that any transaction approved by the Controlling Trustees shall be deemed to satisfy this clause (b).

(c)                                  The actions specified in clauses (a)(i) and (a)(iv) of this Section 7.06 must be approved by a majority of the Controlling Trustees, including the Independent Controlling Trustee.

(d)                                 The transaction approval requirements (the “Transaction Approval Requirements”) set forth in clauses (i) through (vii) of Section 7.06(a) may only be amended by mutual agreement of the parties hereto and with the written consent of the Indenture Trustee (acting at the direction of the Controlling Party), and shall not in any event be amended to reduce or circumscribe the delegation to the Servicer of the level of autonomy, authority and responsibility contemplated by the Transaction Approval Requirements with respect to the performance of the Services.  The Servicer shall provide notice to the Indenture Trustee of any amendment to the Transaction Approval Requirements for inclusion of such notice by the Indenture Trustee in the next Annual Report.

ARTICLE 8

EFFECTIVENESS

SECTION 8.01.                                           Effectiveness.

The effectiveness of this Agreement and all obligations of the parties hereunder shall be conditioned upon (a) with respect to each Initial Engine (other than each Remaining Initial Engines) and its related assets, the occurrence of the Initial Closing Date or, with respect to any Remaining Initial Engine or Replacement Engine, the delivery of such Engine to WEST or any Subsidiary (provided that, the Servicer will assist WEST with respect to the acquisition of any such Remaining Initial Engine or Replacement Engine in accordance with the terms hereof), and (b) with respect to the Servicer, WEST and the Subsidiaries, the execution hereof by those parties.

ARTICLE 9

SERVICING FEES; EXPENSES

SECTION 9.01.                                           Servicing Fees.

In consideration of the Servicer’s performance of the Services, WEST shall pay to the  Servicer on a monthly basis pursuant to Section 3.09 of the Indenture servicing fees consisting of the fees set forth in (i) Section 9.02 (“Rent Based Fee”) and (ii) Section 9.03 (“Disposition Fee”, and together with the Rent Based Fee, the “Servicing Fees”).

SECTION 9.02.                                           Rent Based Fee.

A Rent Based Fee shall be paid by WEST to the Servicer on a monthly basis pursuant to Section 3.09 of the Indenture in the amount equal to 11.5% of the aggregate rent actually received for any month (or portion of a month) in which WEST or any Subsidiary owns the related Engines.

SECTION 9.03.                                           Disposition Fee.

A Disposition Fee shall be paid by WEST to the Servicer with respect to each Engine Disposition (other than (a) an Engine Disposition referred to in clauses (ii) or (iii) of Section 5.02(p) of the Indenture or (b) an Engine Disposition referred to in clause (iv) of Section 5.02(p) if (x) the purchaser in such Engine Disposition is an Affiliate of the Servicer or (y) the payment of a Disposition Fee in connection with a Engine Disposition referred to in clause (iv) of Section 5.02(p) would result in there being insufficient amounts available to pay the Outstanding Principal Balance of the Notes in full), in an amount equal to the product of (i) three percent (3%) and (ii) the Net Sale Proceeds in respect of such Engine Disposition (such Net Sale Proceeds to be calculated without deducting the amount of the Disposition Fee).

SECTION 9.04.                                           Expenses.

(a)                                 The Servicer shall be responsible for, and shall not be entitled to reimbursement for, the Servicer’s overhead expenses (“Overhead Expenses”) which shall include all expenses other than Engine Expenses, including:

(i)                                     salary, bonuses, company cars and benefits of the Servicer’s employees;

(ii)                                  office, office equipment and rental expenses other than office and office equipment rental expense charged by independent advisors retained by the Servicer with respect to the Engines;

(iii)                               telecommunications expenses; and

(iv)                              taxes on the income, receipts, profits, gains, net worth or franchise of the Servicer and payroll, employment and social security taxes for employees of the Servicer.

(b)                                 (i)  WEST and the Subsidiaries shall be responsible for all costs and expenses relating to or associated with the Engine Assets other than Overhead Expenses (“Engine Expenses”).

ARTICLE 10

TERM; RIGHT TO TERMINATE; CONSEQUENCES OF TERMINATION; SURVIVAL

SECTION 10.01.                                    Term.

This Agreement shall expire on the later of (i) the date of payment in full of all amounts outstanding to be paid under the Notes (and other similar obligations issued under the Indenture or other debt instrument or otherwise secured under the Security Trust Agreement), and of all amounts outstanding to be paid to the holders of the Beneficial Interest Certificates and (ii) the date on which neither WEST nor any Subsidiary shall own or lease any Engine.

SECTION 10.02.                                    Right to Terminate.

(a)                                 At any time during the term of this Agreement, the Servicer shall in accordance with Section 10.02(c) be entitled to terminate this Agreement if:

(i)                                     all of the Notes and other obligations of WEST secured under the Security Trust Agreement are repaid or defeased in full in accordance with the terms of the Indenture or other applicable agreement evidencing such obligation; or

(ii)                                  all of the Engines of WEST and the Subsidiaries are sold and there are no Notes outstanding.

(b)                                 At any time during the term of this Agreement, WEST or the Controlling Party shall in accordance with Section 10.02(c) be entitled to terminate this Agreement if:

(i)                                 Servicer shall fail to perform or observe, or cause to be performed or observed, any covenant or agreement which failure materially and adversely affect the rights of WEST, the Noteholders or the Indenture Trustee;

(ii)                              any representation or warranty made by the Servicer in this Agreement or in any other Related Document, or in any certificate, report or financial statement delivered by it pursuant hereto or thereto, proves to have been untrue or incorrect in any material and adverse respect when made;

(iii)                               the Servicer shall cease to be engaged in the Aircraft Engine leasing business;

(iv)                              either (A) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking relief in respect of the Servicer or in respect of a substantial part of the property or assets of the Servicer, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership, examinership or similar law, and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered, or (B) the Servicer shall go into liquidation, suffer a receiver or mortgagee to take possession of all or substantially all of its assets or have an examiner appointed over it or if a petition or proceeding is presented for any of the foregoing and not discharged within sixty (60) days;

(v)                                 the Servicer shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other U.S. federal or state or foreign bankruptcy, insolvency, receivership, examinership or similar law, (B) consent to the institution of, or fail within sixty (60) days to contest the filing of, any petition described in clause 10.02(b)(v) above, (C) file an answer admitting the material allegations of a petition filed against it in any such proceeding described in clause 10.02(b)(v) above or (D) make a general assignment for the benefit of its creditors;

(vi)  there shall have occurred and be continuing an Event of Default under Section 4.01(a) of the Indenture that has occurred and is continuing in respect of the payment of interest (other than Step-Up Interest Amount) on any Note due to an insufficiency of funds in the Collections Account on the relevant date, which Event of Default shall have continued unremedied by the Issuer for 60 days;

(vii)  an Event of Default under the Indenture has occurred and is continuing and the issuance of a Default Notice has occurred or an Acceleration Default has occurred and is continuing; provided that at the time of such Event of Default at least 25% of the number of Engines in the Portfolio shall not be subject to Leases and each such Engine shall have been off-lease and reasonably available for re-lease during the three-month period ending on the date of such Event of Default; or

(viii)  as of the end of any Fiscal Quarter, the ratio of EBITDA to Consolidated Interest for Willis shall be less than 2.25:1.0.

(c)                              (i)                                     The Servicer, WEST or the Controlling Party (the “Terminating Party”) may, at any time during the term of this Agreement, subject to the terms of this Article 10 by written notice (“Termination Notice”) to WEST and the Indenture Trustee, in the case of the Servicer, or to the Servicer, in the case of WEST or the Controlling Party, with a copy to the Rating Agencies (the “Notice Recipients”), set forth its determination to terminate this Agreement pursuant to clause (a) of this Section 10.02 (in the case of the Servicer) or clause (b) of this Section 10.02 (in the case of WEST or the Controlling Party); provided, however, that this Agreement shall not terminate until and unless a Replacement Servicer shall have been appointed and shall have accepted such appointment in accordance with Section 10.03(c); provided further that failure by the Terminating Party to provide such Termination Notice shall not affect such party’s rights under Section 10.02(a) or Section 10.02(b), as the case may be.  Any Termination Notice shall set forth in reasonable detail the basis for such termination.

(ii)                                  If the Termination Notice is provided by WEST or the Controlling Party to the Servicer based on an event described in Section 10.02(b)(i) or (b)(ii) (each a “Curable Termination Event”), then no later than the fifth Business Day following the delivery of the Termination Notice (the “Effectiveness Date”), the Servicer shall advise WEST or the Controlling Party, as applicable, in writing whether the Servicer (A) intends to cure the basis for such Termination Notice and, if so, the action the Servicer intends to take to effectuate such cure or (B) does not intend to cure the basis for such Termination Notice (it being understood that failure of the Servicer to deliver such written advice by such day shall be deemed to constitute notice that it does not intend to cure the basis for termination).

In the event (x) that the Servicer notifies (or is deemed to have notified) WEST or the Controlling Party, as applicable, that it does not intend to cure the basis for such termination, and (y) of a Termination Notice from (I) the Servicer based on any event described in Section 10.02(a) or (II) WEST or the Controlling Party based on any event described in Section 10.02 (b) other than a Curable Termination Event, then this Agreement shall terminate, subject to Section 10.03(c)(ii), immediately or on such later date that WEST or the Controlling Party, as applicable, shall have indicated in the Termination Notice.  In the event that the Servicer notifies WEST or the Controlling Party, as applicable, by the applicable Effectiveness Day that it intends to cure the basis for any Curable Termination Event, then the Servicer shall (1) have ninety (90) days from such Effectiveness Date to effectuate such cure to the satisfaction of WEST or the Controlling Party, as applicable, or (2) if such cure cannot reasonably be expected to be effectuated within a 90-day period, (x) demonstrate to the satisfaction of WEST or the Controlling Party, as applicable, that substantial progress is being made toward the effectuation of such cure and (y) effectuate such cure to the reasonable satisfaction of WEST or the Controlling Party, as applicable, no later than the one hundred twentieth day following such Effectiveness Date.  Upon the failure of the Servicer to effectuate a cure in accordance with the immediately preceding sentence, this Agreement shall terminate on the latest of (I) the day immediately following the expiration of such 90 or 120-day period, as the case may be, (II) such later date as shall be indicated in the Termination Notice and (III) the date on which a Replacement Servicer has been engaged to perform the Services with respect to the Engines and has accepted such appointment in accordance with the provisions of Section 10.03(c).

(d)                                 The Servicer and WEST acknowledge and agree that the Independent Controlling Trustee of WEST has been authorized by WEST to exercise all rights and powers of WEST under this Agreement, including the right to deliver a Termination Notice on behalf of WEST and to exercise all rights of WEST under Section 10.03 upon the expiration or termination of this Agreement.  The Servicer shall provide at all times (upon reasonable notice) WEST with access to the books and records of the Servicer relating to the Engines and the Leases and to the Engine Documents and shall provide electronic copies of its records relating to the operation and maintenance of the Engines, the performance of the Lessees under the Leases and such other matters as WEST shall reasonably request.

SECTION 10.03.                                    Consequences of Termination.

(a)                                 (i)                                     Upon the expiration or termination of this Agreement in accordance with this Article 10, the Servicer will promptly forward to WEST any notices, reports and communications received by it from any relevant Lessee after the termination or expiration of this Agreement or the removal of the Servicer.

(ii)                                  WEST will notify promptly each relevant Lessee and any relevant third party of the termination of the Servicer under this Agreement or expiration of this Agreement in relation to any of the Engines and will request that all such notices, reports and communications from such third parties thereafter be made or given directly to the Replacement Servicer.

(b)                                 A termination or expiration in relation to any or all Engines shall not affect the respective rights and liabilities of either party accrued prior to such termination or expiration in respect of any prior breaches hereof or otherwise.

(c)                                  (i)                                     Notwithstanding the occurrence of an event described in Section 10.02(b), the Servicer shall continue to perform its duties under the Servicing Agreement until a Replacement Servicer has been appointed and has accepted such appointment.  It is understood and agreed that the Independent Controlling Trustee shall have the right to appoint a Replacement Servicer on behalf of WEST upon the termination of this Agreement.  In the event that a Replacement Servicer has not been appointed within ninety (90) days after any termination of this Agreement or resignation by the Servicer, the Indenture Trustee may, and acting at the direction of the Controlling Party, shall, petition any court of competent jurisdiction for the appointment of a Replacement Servicer.

(ii)                                  Upon the expiration or termination of this Agreement in accordance with this Article 10, or upon the removal of the Servicer by WEST or the Controlling Party, the Servicer will cooperate (A) in the case of expiration, with any Replacement Servicer or (B) in the case of termination or removal, the Replacement Servicer, including providing to the Replacement Servicer all information, documents and records relating to the Engines.

(d)                                 Upon the termination of this Agreement in accordance with this Article 10, WEST shall pay the Servicing Fees then accrued to the Servicer from amounts available therefor under Section 3.09 of the Indenture.  WEST shall continue to pay the Servicing Fees to the Servicer until a Replacement Servicer shall have been appointed and shall have accepted such appointment in accordance with the provisions of Section 10.03(c) and such appointment has become effective.  Upon any resignation or termination of the Servicer in accordance with the terms of this Agreement, such resigning or terminated Servicer shall not be entitled to receive any Servicing Fee accruing on or after the effective date of such termination or resignation.

(e)                                  Upon the termination of this Agreement in accordance with this Article 10, the removal of the Servicer with respect to the performance of the Services for any Engine or the expiration of this Agreement, the Servicer shall promptly return the originals within its possession of all applicable Engine Documents and other documents related to the Engine Assets to WEST and, in addition to its obligation to cooperate with the Replacement Servicer, shall provide access to other documentation and information relating to the business of WEST and the Subsidiaries (and, to the extent practicable, copies thereof) within its possession as is reasonably necessary to the conduct of the business of WEST and the Subsidiaries.

(f)                                   Upon the expiration or termination of this Agreement in accordance with this Article 10, the parties shall, subject to Section 10.04 and Section 10.03(b), be relieved of any obligations hereunder.

SECTION 10.04.                                    Survival.

Notwithstanding any termination or the expiration of this Agreement, the provisions of Section 3.03, Section 3.04, Section 10.03, Section 10.04, Article 11, Section 13.09, Section 13.10 and Section 13.11 shall survive such termination or expiration, as the case may be.

ARTICLE 11

INDEMNIFICATION

SECTION 11.01.                                    Indemnity.

(a)                                 WEST and the Subsidiaries (excluding any Engine Trustee) do hereby assume liability for, and do hereby agree to indemnify, reimburse and hold harmless on an After-Tax Basis, the Servicer from any and all Losses, to the extent that the Losses exceed recoveries under insurance policies maintained by WEST or the Servicer, that arise (A) as a result of the Servicer’s performance of any of its obligations as Servicer, and (B) as a result of any action which the Servicer is requested to take or requested to refrain from taking by WEST; provided that such indemnity shall not extend to (i) any Loss which arises as a result of the willful misconduct, negligence or fraud of the Servicer, (ii) any Loss which results from a material breach by the Servicer of the express terms and conditions of this Agreement, (iii) any Loss arising as a result of any material misstatement or omissions in any public filing or offering memorandum relating to written information on the Engines and the Servicer provided by the Servicer for disclosure in such public filing or offering memorandum, (iv) any Loss arising from the violation by Servicer of the Standards of Liability, (v) any Tax imposed on net income by the revenue authorities of the United States or the State of California in respect of any payment by WEST or any Subsidiary to the Servicer due to the performance of the Services, or (vi) any Taxes imposed on net income of the Servicer by any Government Authority other than the revenue authorities of the United States or the State of California to the extent such Taxes would not have been imposed in the absence of any connection of the Servicer with such jurisdiction imposing such Taxes other than any connection that results from the performance by the Servicer of its obligations under this Agreement.

(b)                                 WEST and the Subsidiaries acknowledge and agree that amounts payable to or for the benefit of the Servicer under Section 11.01 shall constitute Expenses (subject to the limitation set forth in such definition on indemnification amounts payable to Service Providers).

(c)                                  The Servicer agrees to give WEST prompt notice of any action, claim, demand, discovery of fact, proceeding or suit for which the Servicer intends to assert a right to indemnification under this Agreement; provided, however, that failure to give such notification shall not affect the Servicer’s entitlement to indemnification under this Section 11.01 unless and only to the extent such failure results in actual material prejudice to any of WEST or the Subsidiaries with respect to the action, claim, demand, discovery of fact, proceeding or suit for which a right of indemnification is asserted.

(d)                                 For the avoidance of doubt, all payments owed to the Servicer pursuant to this Article 11 shall be paid from amounts available therefor under Section 3.09 of the Indenture and  any recoveries pursuant to insurance policies maintained by WEST or the Servicer in respect of such amounts (after payment of such amounts to the Servicer) shall be deposited in the Collections Account.

(e)                                  The Servicer does hereby assume liability for, and does hereby agree to indemnify, reimburse and hold harmless on an After-Tax Basis, WEST and its Subsidiaries from any and all Losses, to the extent that the Losses exceed recoveries under insurance policies maintained by WEST or the Servicer, that arise (A) as a result of the willful misconduct, negligence or fraud of the Servicer, (B) any Loss which results from a material breach by the Servicer of the express terms and conditions of this Agreement, (C) any Loss arising as a result of any material misstatement or omissions in any public filing or offering memorandum relating to written information on the Engines and the Servicer provided by the Servicer for disclosure in such public filing or offering memorandum, (D) any Loss arising from the violation by Servicer of the Standards of Liability; provided that, notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from the Servicer arising out of or resulting from the causes enumerated in this Section 11.01(e) shall be an amount equal to the sum of the Servicing Fees actually received by the Servicer.

SECTION 11.02.                                    Procedures for Defense of Claims.

(a)                                 If a Third Party Claim is made against the Servicer, the Servicer shall promptly notify WEST of such claim, and the Servicer or WEST (as agreed between them) will undertake the defense thereof.  The failure to notify WEST promptly shall not relieve it of its obligations under this Article 11 unless such failure results in actual material prejudice to WEST or any Subsidiary with respect to the action, claim, demand, discovery of fact, proceeding or suit for which a right of indemnification is asserted.

(b)                                 If agreed and accepted by WEST and the Servicer, WEST shall within thirty (30) days undertake the conduct and control, through counsel of its own choosing and at the sole risk and expense of WEST and the Subsidiaries, of the good faith settlement or defense of such claim, and the Servicer shall cooperate fully with WEST in connection therewith; provided that (i) at all times the Servicer shall be entitled to participate in such settlement or defense through counsel chosen by it, and the fees and expenses of such counsel shall be borne by the Servicer, and (ii) none of WEST or any Subsidiary shall be entitled to settle such claims unless it shall have confirmed in writing the obligation of WEST and the Subsidiaries to indemnify the Servicer for the liability asserted in such claim.

(c)                                  So long as WEST is reasonably contesting any such claim in good faith, the Servicer shall fully cooperate with WEST in the defense of such claim as reasonably required by WEST, and WEST shall reimburse the Servicer for reasonable out-of-pocket expenses incurred in connection with such cooperation.  Such cooperation shall include the retention and the provision of records and information which are reasonably relevant to such Third Party Claim and the availability on a mutually convenient basis of directors, officers and employees to provide additional information.  The Servicer shall not settle or compromise any claim without the written consent of WEST unless the Servicer agrees in writing to forego any and all claims for indemnification from WEST and the Subsidiaries with respect to such claims.

SECTION 11.03.                                    Reimbursement of Costs.

The costs and expenses, including fees and disbursements of counsel (except as provided in Section 11.02(b)(i)) and expenses of investigation, incurred by the Servicer in connection with any Third Party Claim, shall be reimbursed on each Payment Date by WEST upon the submission of evidence reasonably satisfactory to WEST that such expenses have been incurred in the preceding month, without prejudice to WEST’s right to contest the Servicer’s right to indemnification and subject to refund in the event that WEST and the Subsidiaries are ultimately held not to be obligated to indemnify the Servicer.

ARTICLE 12

ASSIGNMENT AND DELEGATION

SECTION 12.01.                                    Assignment and Delegation.

(a)                                 No party to this Agreement shall assign or delegate this Agreement or all or any part of its rights or obligations hereunder to any Person without the prior written consent of each of the other parties; provided, however, the foregoing provisions on assignment and delegation shall not limit the ability of the Servicer to contract with any Person, including any of its Affiliates, for Services in respect of Engine Assets in accordance with Section 2.01(c) so long as the Servicer remains primarily liable for the performance of such Services; provided, further, that (x) the Servicer may assign substantially all of its obligations under this Agreement (subject to a Rating Agency Confirmation) so long as it will remain primarily liable for the performance of such obligations and (y) WEST may assign its rights hereunder to the Indenture Trustee pursuant to the Security Trust Agreement.

(b)                                 Without limiting the foregoing, any Person who shall become a successor (excluding any collateral assignment and any third party providers) by assignment or otherwise of WEST, the Subsidiaries or the Servicer (or any of their respective successors) in accordance with this Section 12.01 shall be required as a condition to the effectiveness of any such assignment or other arrangement to become a party to this Agreement.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01.                                    Reasonable Efforts.

In this Agreement the term “reasonable efforts” shall mean reasonable efforts under the commercial circumstances at the time.

SECTION 13.02.                                    Notices.

All notices, demands, certificates, requests, directions, instructions and communications hereunder shall be in writing and in English and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows (or as set forth in the Indenture):

If to WEST or any Subsidiary, to:

Willis Engine Securitization Trust II

c/o Wilmington Trust Company
Rodney Square North

Wilmington, Delaware 19890

Attention:  Corporate Trust Administrator
Fax:  (301) 651 -8882

With a copy to:

Willis Lease Finance Corporation
773 San Marin Drive
Suite 2215

Novato, California 94998
Attention:  General Counsel
Fax:  (415) 408-4701

If to the Servicer or the Administrative Agent, to:

Willis Lease Finance Corporation
773 San Marin Drive
Suite 2215

Novato, California 94998
Attention:  General Counsel
Fax:  (415) 408-4701

If to the Indenture Trustee, to:

Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York 10005
Attention:  TSS — Structured Finance
Fax:  (212) 553-2458

or to such other address as any party hereto shall from time to time designate in writing to the other parties.

SECTION 13.03.                                    Governing Law.

THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

SECTION 13.04.                                    Jurisdiction.

Each of the parties hereto agrees that the United States federal and New York State courts located in The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, submits to the jurisdiction of such courts.  Each of the parties hereto waives any objection which it might now or hereafter have to the United States federal or New York State courts located in The City of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.02 shall be deemed effective service of process on such party.  Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

SECTION 13.05.                                    Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13.06.                                    Counterparts; Third Party Beneficiaries.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Each of the Indenture Trustee and the holders of the Notes are express third party beneficiaries of this Agreement, and, as such, the Indenture Trustee or the Controlling Party acting on behalf of the holders of the Notes (subject to the terms and conditions of the Indenture) shall have full power and authority to enforce the provisions of this Agreement against the parties hereto.  No provision of this Agreement is intended to confer any rights or remedies hereunder upon any Person other than the Indenture Trustee and any holders of the Notes and the parties hereto.

SECTION 13.07.                                    Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

SECTION 13.08.                                    Power of Attorney.

WEST and each Subsidiary shall appoint the Servicer and its successors, and its permitted designees and assigns, as their true and lawful attorney-in-fact.  All Services to be performed and actions to be taken by the Servicer pursuant to this Agreement shall be performed for and on behalf of WEST and each Subsidiary.  The Servicer shall be entitled to seek and obtain from WEST and each Subsidiary a power of attorney in respect of the execution of any specific action as the Servicer deems appropriate.

SECTION 13.09.                                    Restrictions on Disclosure.

The Servicer agrees that it shall not, prior to the termination or expiration of this Agreement or within three (3) years after such termination or expiration, disclose to any Person any confidential or proprietary information, whether of a technical, financial, commercial or other nature, received directly or indirectly from WEST or any Subsidiary regarding the business of WEST and the Subsidiaries or the Engine Assets, except as authorized in writing by WEST, and except:

(a)                                 to representatives of the Servicer and any of its Affiliates in furtherance of the purpose of this Agreement provided that any such representatives shall have agreed to be bound by the restrictions on disclosure set forth in this Section 13.09;

(b)                                 to the extent required by Applicable Law or by judicial or administrative process, but in the event of proposed disclosure, the Servicer shall seek the assistance of WEST to protect information in which WEST has an interest to the maximum extent achievable;

(c)                                  to the extent that the information:

(i)                                     was generally available in the public domain;

(ii)                                  was lawfully obtained from a source under no obligation of confidentiality, directly or indirectly, to WEST or any Subsidiary;

(iii)                               was disclosed to the general public with the approval of WEST or any Subsidiary;

(iv)                              was in the files, records or knowledge of the Servicer or any of the Servicer’s Affiliates prior to initial disclosure thereof to the Servicer or any of the Servicer’s Affiliates by WEST or any Subsidiary;

(v)                                 was provided by WEST or any Subsidiary to the Servicer or any of the Servicer’s Affiliates without any express written (or, to the extent such information was provided in an oral communication, oral) restriction on use of or access to such information, and such information would not reasonably be expected to be confidential, proprietary or otherwise privileged; or

(vi)                              was developed independently by the Servicer or any of the Servicer’s Affiliates; and

(d)                                 is reasonably deemed necessary by the Servicer to protect and enforce its rights and remedies under this Agreement; provided, however, that in such an event the Servicer shall act in a manner reasonably designed to prevent disclosure of such confidential information; and provided, further, that prior to disclosure of such information, the Servicer shall inform WEST and the Subsidiaries of such disclosure.

SECTION 13.10.                                    Rights of Setoff.

To the extent permitted by Applicable Law, the Servicer hereby waives any right it may have under Applicable Law to exercise any rights of setoff with respect to any assets it holds owned by, or money or monies it owes to, WEST or any Subsidiary pursuant to and in accordance with the terms and conditions of this Agreement.

SECTION 13.11.                                    Nonpetition.

During the term of this Agreement and for one year and one day after payment in full of the Notes, none of the parties hereto or any Affiliate thereof will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency, examinership or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against WEST or any Subsidiary thereof.

SECTION 13.12.                                    Severability.

If any term or provision of this Agreement or the performance thereof shall to any extent be or become invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall continue to be valid and enforceable to the fullest extent permitted by law.

SECTION 13.13.                                    Amendments.

This Agreement may not be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by WEST and the Servicer; provided that WEST may only terminate, amend, supplement, waive or modify this Agreement in accordance with Section 5.02(a) of the Indenture. No failure or delay of any party in exercising any power or right thereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

SECTION 13.14.                                    Engine Trustee Liability.

It is understood and agreed that each Engine Trustee is entering into this Agreement as a Subsidiary solely in their capacity as owner trustee under the relevant Engine Trust Agreement and that U.S. Bank National Association shall not be liable or accountable in its individual capacity in any circumstances whatsoever except for its own gross negligence or willful misconduct and as otherwise expressly provided in the such Engine Trust Agreement, all such individual liability being hereby waived, but otherwise shall be liable or accountable solely to the extent of the assets of the Trust Estate (as defined in each Engine Trust Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed on the date first written above.

WILLIS ENGINE SECURITIZATION TRUST II

By:	/s/ Thomas C. Nord
Name:	Thomas C. Nord
Title:	Controlling Trustee

WILLIS LEASE FINANCE CORPORATION,
as Servicer and Administrative Agent

By:	/s/ Thomas C. Nord
Name:	Thomas C. Nord
Title:	Senior Vice President

SIGNED AND DELIVERED AS A DEED

by	/s/ Thomas C. Nord
for and on behalf of

WILLIS ENGINE SECURITIZATION (IRELAND) LIMITED
in the presence of :

Witness:	/s/ Annie Mason
Name: Annie Mason
Address: 773 San Marin Dr., Ste. 2215, Novato, CA 94998
Occupation: Legal Assistant

[Servicing Agreement]

WEST ENGINE ACQUISITION LLC

By: Willis Engine Securitization Trust II, as Manager

By:	/s/ Thomas C. Nord
	Name:	Thomas C. Nord
	Title:	Controlling Trustee

FACILITY ENGINE ACQUISITION LLC

By: Willis Engine Securitization Trust II, as Manager

By:	/s/ Thomas C. Nord
	Name:	Thomas C. Nord
	Title:	Controlling Trustee

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely as owner trustee under each owner trust listed on Appendix A attached hereto

By:	/s/ Nicole Poole
	Name:	Nicole Poole
	Title:	Vice President

[Servicing Agreement]

APPENDIX A

SUBSIDIARIES

Facility Engine Acquisition LLC

WEST Engine Acquisition LLC

Willis Engine Securitization (Ireland) Limited

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*** Confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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*** Confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

2

SCHEDULE A

DEFINITIONS

“Administrative Agent Event of Default” means the occurrence of one of the events set forth in Section 8.02(d) of the Administrative Agency Agreement.

“After-Tax Basis” means on a basis such that any payment received, deemed to have been received or receivable by any Person shall, if necessary, be supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction of all U.S. federal, state, local or foreign Taxes and other charges resulting from the receipt (actual or constructive) or accrual of such payments imposed by or under any U.S.  federal, state, local or other foreign law or Governmental Authority (after taking into account any current deduction to which such Person shall be entitled with respect to the amount that gave rise to the underlying payment), be equal to the payment received, deemed to have been received or receivable.

“Agreement” has the meaning assigned to such term in the preamble hereof.

“Asset Expenses Budget” has the meaning assigned to such term in Section 7.05(a)(B) of this Agreement.

“Bank Accounts” has the meaning assigned to such term in Section 6.01(b) of Schedule 2.02(a) to this Agreement.

“Budgets” has the meaning assigned to such term in Section 7.05(a) of this Agreement.

“Consolidated Interest” shall mean with respect to Willis and its Subsidiaries as of the last day of any fiscal period, the sum of all interest, fees, charges and related expenses (in each case as such expenses are calculated according to GAAP) paid or payable (without duplication) for that fiscal period to a lender in connection with borrowed money (including net payment obligations pursuant to Interest Rate Protection Agreements and any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered “interest expense” under GAAP; provided that “Consolidated Interest” shall not include any gains or losses resulting from changes in the fair market value of derivative instruments (within the meaning of SFAS 133).

“EBITDA” means, with respect to any fiscal period for Willis, the sum of (a) Net Income for that period, plus (b) any extraordinary loss reflected in such Net Income, minus (c) any extraordinary gain reflected in such Net Income, plus (d) interest expense of Willis and its Subsidiaries for that period, including net payment obligations pursuant to Interest Rate Protection Agreements plus (e) the aggregate amount of federal and state taxes on or measured by income of Willis and its Subsidiaries for that period (whether or not payable during that period), minus (f) the aggregate amount of federal and state credits against taxes on or measured by income of such Willis and its Subsidiaries for that period (whether or not usable during that period), plus (g) depreciation and amortization of Willis and its Subsidiaries for that period and any write-downs of Aircraft Engines owned by Willis and its Subsidiaries, in each case as determined in accordance with GAAP, consistently applied; provided that “EBITDA” shall not include any gains or losses resulting from changes in the fair market value of derivative instruments (within the meaning of SFAS 133).

“Effectiveness Date” has the meaning assigned to such term in Section 10.02(c)(ii) of this Agreement.

“Engine Assets” means all Engines and related lease interests owned by WEST or any Subsidiary as of the Initial Closing Date or, in the case of any Engine acquired by WEST or any Subsidiary after the Initial Closing Date, including any Remaining Initial Engines and any Replacement Engines, as of the applicable Delivery Date; provided, however, that Engine Assets shall not include any Engine Asset (x) that shall have ceased to be an Engine Asset pursuant to this Agreement, or (y) in respect of which the Servicer, WEST or the Noteholders shall have terminated the Servicer’s obligation to provide Services in accordance with Article 10 of this Agreement.

“Engine Documents” means all Leases and related documents and other contracts and agreements of WEST or any Subsidiary the terms of which relate to or affect any of the Engines.

“Engine Expenses” has the meaning assigned to such term in Section 9.04(b)(i) of this Agreement.

“Existing Accounts” has the meaning assigned to such term in Section 6.01(a) of Schedule 2.02(a) to this Agreement.

“Fiscal Quarter” means any of the quarterly accounting periods of Willis, specifically ending March 31, June 30, September 30, and December 31 of each year.

“Forecast” has the meaning assigned to such term in Section 8.01(c) of Schedule 2.02(a) to this Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied, provided that if GAAP shall change from the basis used by Willis in calculating EBITDA on or before the date of this Agreement, EBITDA shall be calculated based upon GAAP as in effect on the date of this Agreement.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied.

“Indenture” means the Trust Indenture dated as of the Initial Closing Date, among, inter alia, WEST and the Indenture Trustee, and each successor indenture, if any, thereto.

“Initial Budgets” has the meaning assigned to such term in Section 7.05(a) of this Agreement.

“Initial Period” has the meaning assigned to such term in Section 7.05(a) of this Agreement.

2

“Interest Rate Protection Agreement” means a written agreement providing for “swap”, “cap”, “collar” or other interest rate protection with respect to any Indebtedness.

“Loss” means any and all damage, loss, liability and expense (including reasonable legal fees, expenses and related charges and costs of investigation); provided, however, that the term “Loss” shall not include any indemnified party’s management time or overhead expenses or any income taxes payable in respect of fees paid or payable.

“Maintenance Required Amount” has the meaning assigned to such term in Section 1.02(h) of Schedule 2.02(a) of this Agreement.

“Monthly Payment Period” has the meaning assigned to such term in Section 6.02(a) of Schedule 2.02(a) to this Agreement.

“Net Income” means, with respect to any fiscal period, the consolidated net income (or loss) of Willis and its Subsidiaries attributable to common shareholders for that period (after taxes), determined in accordance with GAAP, consistently applied, provided that “Net Income” shall not take into account (i) gains or losses resulting from changes in the fair market value of derivative instruments (within the meaning of SFAS 133), and (ii) nonrecurring non-cash and cash charges per GAAP matched exactly to a one-time refinancing of the Indebtedness of Old WEST (including any related early termination of any Interest Rate Protection Agreements entered into by Old WEST) and recognized in the Fiscal Quarter the refinancing closes.

“New Accounts” has the meaning assigned to such term in Section 6.01(b) of Schedule 2.02(a) to this Agreement.

“Notes Offering” has the meaning assigned to such term in Section 5.05 of this Agreement.

“Notice Recipients” has the meaning assigned to such term in Section 10.02(c)(i) of this Agreement.

“Old WEST” means Willis Engine Securitization Trust, a Delaware statutory trust.

“One Year Period” has the meaning assigned to such term in Section 7.05(a) of this Agreement.

“Operating Budget” has the meaning assigned to such term in Section 7.05(a)(A) of this Agreement.

“Other Assets” has the meaning assigned to such term in Section 3.02(a) of this Agreement.

“Overhead Expenses” has the meaning assigned to such term in Section 9.04(a) of this Agreement.

“Rent Based Fee” has the meaning assigned to such term in Section 9.01 of this Agreement.

3

“Replacement Servicer” means a replacement servicer to perform some or all of the Services under this Agreement formerly performed by the Servicer, which is appointed in accordance with Section 10.03(c) of this Agreement.

“Servicer Conflicts Standard” has the meaning assigned to such terms in Section 3.02(b) of this Agreement.

“Servicer Performance Standard” has the meaning assigned to such term in Section 3.01 of this Agreement.

“Servicer Report” means a report that the Servicer is required to provide to WEST pursuant to Sections 8.01 and 8.02 of Schedule 2.02(a) to this Agreement.

“Servicer Termination Event” means any event listed in Section 10.02(b).

“Services” has the meaning assigned to such term in Section 2.02(a) of this Agreement.

“Servicing Fees” has the meaning assigned to such term in Section 9.01 of this Agreement.

“SFAS 133” means the Statement of Financial Account Standards 133, as issued by the Financial Accounting Standards Board.

“Standard of Liability” has the meaning assigned to such term in Section 3.03 of this Agreement.

“Subsidiaries” means those entities listed on Appendix A hereto.

“Termination Notice” has the meaning assigned to such term in Section 10.02(c)(i) of this Agreement.

“Third Party Claim” means a claim by a third party arising out of a matter for which an indemnified party is entitled to be indemnified pursuant to Article 11 of this Agreement.

“Transaction Approval Requirements” has the meaning assigned to such term in Section 7.06(d) of this Agreement.

“WEST” has the meaning assigned to such term in the preamble to this Agreement.

“WEST’s broker” has the meaning assigned to such term in Section 1.03(i) of Schedule 2.02(a) to this Agreement.

“WEST Liabilities” means any obligations or liabilities of WEST and its Subsidiaries (whether accrued, absolute, contingent, unasserted, known or unknown or otherwise).

“Year” means each twelve month period commencing on January 1 and ending on December 31.

4

SCHEDULE 2.02(a)

ENGINE ASSETS SERVICES

This schedule 2.02(a) is a part of, and shall be incorporated into the Servicing Agreement.  The provision of the Services set forth in this Schedule 2.02(a) will be subject in all cases to such approval as may be required or such limitations as may be imposed pursuant to Section 7.06 of the Servicing Agreement to which this Schedule 2.02(a) is attached (the “Agreement”) and the provisions of this Schedule 2.02(a) shall be deemed to be so qualified.

Unless otherwise defined herein, all capitalized terms used in this Schedule 2.02(a) have the meanings assigned to such terms in the Indenture.

ARTICLE 1

LEASE SERVICES

SECTION 1.01.    Collections and Disbursements.  In connection with each Lease of an Engine under which WEST or any Subsidiary is the lessor, the Servicer will:

(a)                                 invoice the Lessee (if contemplated by the applicable Lease) or otherwise arrange, on behalf of WEST or such Subsidiary, for all payments due from the Lessee, including Rental Payments, late payment charges and any payments in respect of Taxes and other payments (including technical, engineering, transportation, insurance and other charges) due under the relevant Lease, direct the Lessee to make such payments to such accounts as are required pursuant to the Indenture and take reasonable steps to enforce the rights and remedies of the Lessor under the Lease in the event of a nonpayment by the relevant due date;

(b)                                 review from time to time, as deemed necessary by the Servicer, the level of Usage Fees and other amounts payable under a Lease (to the extent that such Usage Fees and other amounts may be adjusted under the Lease) and propose to the relevant Lessee or make such adjustments to the Usage Fees and other amounts as are required or that the terms of the relevant Lease and practices that the Servicer believes are prevalent in the Aircraft Engine operating lease market;

(c)                                  maintain appropriate records regarding payments under the Leases;

(d)                                 subject to the terms of any applicable Engine Document, take such actions as are necessary to apply any payment of any type received from any Lessee on a basis consistent with the terms of such Engine Document, including at the direction of such Lessee to the extent authorized by such Engine Document or as otherwise reasonably determined by the Servicer, and, to the extent that any such payments are made to an account other than the account to which such payment should have been directed pursuant to such terms or direction, to take such further actions as are necessary to give effect to such terms or direction, as applicable; and

(e)                                  provide or arrange for the safekeeping and recording of any letters of credit, guarantees or other credit support (other than cash and cash equivalents) held as part of security deposits or Usage Fees and the timely renewal or drawing on or disbursement thereof as provided under the applicable Engine Document or otherwise in accordance with Section 1.06 of this Schedule 2.02(a).

SECTION 1.02.  Maintenance.  The Servicer will perform the following technical services relating to the maintenance of the Engines:

(a)                                 Monitor or arrange for the monitoring of, by technical consultants selected by the Servicer, the performance of maintenance obligations by Lessees under all Leases relating to the Engines by including the Engines in the Servicer’s technical audit program (which shall include, if deemed necessary based on the reasonable determination of the Servicer, inspection of each Engine and maintenance of a record of all written reports generated in connection with such inspections) consistent with practices employed from time to time by the Servicer and its Affiliates with respect to their own Aircraft Engines;

(b)                                 Monitor and document the monthly usage of each Engine reported by the Lessee in accordance with the Engine Documents and provide a combined report of such usage to WEST, if requested;

(c)                                  [reserved]

(d)                                 In connection with a termination or expiration of a Lease of an Engine under which WEST or any Subsidiary is the lessor:

(i)                                     arrange for the appropriate technical inspection of such Engine for the purpose of determining if the re-delivery conditions under the Lease have been satisfied;

(ii)                                  maintain a record of the return acceptance certificate and related written materials normally received and retained or generated by the Servicer in connection with such inspection and provide reasonable access to such certificates and written materials to WEST or the relevant Subsidiary;

(iii)                               on the basis of the final inspection and available records, determine whether the Lessee has complied with the return condition and maintenance requirements of the applicable Lease;

(iv)                              (A)  determine whether the Lessee has satisfied the re-delivery conditions applicable to the Engine specified in the Lease and negotiate any modifications, repairs, refurbishments, inspections or overhauls to or compromises of such conditions that the Servicer deems reasonably necessary or appropriate, (B) negotiate and agree on any financial payment due from the Lessee or from the Lessor under the terms of the Lease; (C) determine the application of any available security deposits, Usage Fees or other payments under the Lease and (D) maintain a record of the satisfaction of such conditions and accept redelivery of the Engine; and

(v)                                 determine the need for and procure any maintenance or refurbishment of the Engine upon redelivery, including compliance with applicable airworthiness directives, service bulletins and other modifications in all cases which the Servicer may deem reasonably necessary or appropriate for the marketing of the Engine consistent with its own practice with respect to its own Aircraft Engines;

(e)                                  Consider and, to the extent the Servicer deems reasonably necessary or appropriate, approve any Lessee-originated modification (including, any such modification in compliance with applicable airworthiness directives, service bulletins and other modifications specified by an Aircraft Engine manufacturer) to any Engine submitted by any Lessee:

(i)                                     to the extent authorized by the terms of the relevant Lease; or

(ii)                                  which the Servicer reasonably determines would not result in a material diminution in value of the Engine;

(f)                                    Estimate the amount (if any) WEST is obliged to contribute pursuant to the provisions of a Lease (taking into account the amount of Usage Fees available with respect to such Lease and the receivables position of the related Lessee) to maintenance work performed, the cost of complying with any modification requirements, airworthiness directives and similar requirements;

(g)                                 Arrange appropriate storage and any required on-going maintenance of any Engine, at the expense of WEST, following termination of a Lease or any re-lease and redelivery of the Engine thereunder and prior to delivery of such Engine to a new lessee or purchaser, consistent with the Servicer’s own practice with respect to its own Aircraft Engines; and

(h)                                 Determine the aggregate amount of the Maintenance and Modification Expenses that are due and payable on each Payment Date or reasonably expected by the Servicer to become due and payable before the next succeeding Payment Date and amounts, the accrual of which would be prudent in light of the size and timing of the anticipated Maintenance and Modification Expenses after such succeeding Payment Date and before the sixth succeeding Payment Date (the “Maintenance Required Amount”). The Servicer shall adjust the Maintenance Required Amount for each successive Payment Date, taking into account additional information as to actual and projected Maintenance and Modification Expenses and Usage Fees paid by Lessees and may re-allocate the accrual of projected Maintenance and Modification Expenses among such Payment Date and the next five succeeding Payment Dates.  The Maintenance Required Amount on each Payment Date shall be in a minimum amount of $5 million.

The Servicer shall generally provide the technical/maintenance advisory services set forth in this Section 1.02 of this Schedule 2.02(a) through the use of its own staff, consistent with the Servicer’s own practice with respect to its own Aircraft Engines; provided that it shall utilize third parties to provide such technical/maintenance services where it shall deem appropriate as its own expense with regard to its normal business practices.

SECTION 1.03.  Insurance.  (a) The Servicer will provide the following insurance services:

(i)                                     assist WEST in the appointment of an independent insurance broker to act for WEST (“WEST’s broker”), which broker may also be the broker to the Servicer;

(ii)                                  negotiate the insurance provisions of any proposed Lease or other agreement affecting any of the Engines, with such provisions to include such minimum coverage amounts with respect to hull and liability insurance as are consistent with the Servicer’s commercially reasonable practice with respect to its own Aircraft Engines with any differences in such amounts to be notified to WEST by the Servicer;

(iii)                               monitor the performance of the obligations of Lessees relating to insurance under Leases of any Engines and ensure that appropriate evidence of insurance exists with respect to any Engine and insurance and evidence of insurance is appropriately provided by maintenance facilities providing maintenance work on such Engine paid for by the Servicer;

(iv)                              to the extent hull and liability insurance is not maintained by any Lessee, assist in arranging, through WEST’s broker, a group aviation insurance program covering the Engines (it being understood that any savings resulting from a group policy covering both Engines and Other Assets shall be shared pro rata based on the Adjusted Appraised Value of the Engines and the net book value of the Other Assets, as determined on a basis consistent with the determination of Adjusted Appraised Value), with such minimum coverage amounts with respect to hull and liability insurance as are consistent with the Servicer’s commercially reasonable practice with respect to its own Aircraft Engines with any differences in such amounts to be notified in writing to WEST and the Indenture Trustee by the Servicer;

(v)                                 arrange, through WEST’s broker, at the expense and written direction of WEST, such political risk insurance for Engines habitually based or registered in those countries in a list to be determined from time to time by WEST and such other insurance related thereto from the sources and with such minimum coverage amounts with respect to hull insurance as are consistent with the Servicer’s commercially reasonable practice with respect to its own Aircraft Engines with any differences in such amounts and the amounts set forth on Schedule 1.03(a) to this Schedule 2.02(a) to be notified to WEST by the Servicer;

(vi)                              the Servicer will maintain at all times through WEST’s broker, at the direction and expense of WEST, contingent insurance coverage, with such minimum coverage amounts with respect to hull and liability insurance as are set forth on Schedule 1.03(a) to this Schedule 2.02(a), except as notified to WEST by the Servicer;

(vii)                           advise WEST of any settlement offers received by the Servicer from a Lessee or its insurer with respect to any claim of damage or loss, including a Total Loss, of an Engine and provide WEST with copies of all relevant documentation related thereto and such other additional information and advice from the Lessee’s or the insurer’s agents, brokers or adjusters as WEST may reasonably request; and

(viii) unless WEST notifies the Servicer within five (5) Business Days after WEST is advised of any settlement offer in accordance with clause (vii) that WEST will itself negotiate the settlement offer, the Servicer shall be authorized to accept or continue to negotiate such settlement offer or such advisement and, upon acceptance of a settlement offer, to forward to WEST’s broker the appropriate documentation, including releases and any indemnities required in connection with such releases, to give effect to such settlement offer and procure the execution of such documentation by WEST;

provided, however, that, in each case where insurance is to be obtained by the Servicer through WEST’s broker, such insurance is reasonably available in the relevant insurance market using reasonable sourcing techniques consistent with the techniques for the Servicer’s then current practice for obtaining such insurance.  Any decision or action implemented by or on behalf of WEST as a result of the insurance services provided by the Servicer is solely the decision of WEST.  The foregoing provisions shall apply to any arrangements in which Persons other than Lessees have possession of, or insurance responsibility for, an Engine.

(b)                                 The Servicer shall provide to WEST such periodic reports regarding insurance matters relating to the Engines as the Servicer shall generate internally or deliver to WEST’s broker from time to time or as WEST shall request.

(c)                                  All insurance provided under this Section 1.03 shall include a provision naming the Indenture Trustee as, in the case of property insurance, loss payee and, in the case of liability insurance, additional insured.  The Servicer shall use commercially reasonable efforts to continue to have the Indenture Trustee named as an additional insured on all liability insurance of the purchaser of any Engine for a period of two (2) years following the disposition of such Engine.  All insurance provided under this Section 1.03 shall indicate that (x) the proceeds are payable to the Indenture Trustee notwithstanding any action, inaction or breach of representation or warranty by the insured, (y) there shall be no recourse against any Noteholder or the Indenture Trustee for payment of premiums or other amounts with respect to such insurance, and (z) at least thirty (30) days’ prior written notice of cancellation, lapse or material change in coverage be given to the Indenture Trustee by the insurer and that the Indenture Trustee or the Noteholders shall have the right to pay any unpaid premium thereunder.  As soon as available (but not later than the related Delivery Date or renewal or replacement dates), the Servicer shall provide WEST and the Indenture Trustee to a certificate of insurance consistent with the requirements of this Section 1.03.

Notwithstanding this section 1.03 or any other provision of this Agreement, the Servicer shall not provide, and shall not be required to provide, under any term of this Agreement or otherwise, any service that may be considered to be the carrying on of “insurance mediation” in Ireland for the purposes of the Irish European Communities (Insurance Mediation) Regulations 2005, as same may be amended or replaced from time to time.  For the avoidance of doubt, “insurance mediation” means any activity involved in proposing or undertaking preparatory work for entering into insurance contracts, or of assisting in the administration and performance of insurance contracts that have been entered into (including dealing with claims under insurance contracts).

SECTION 1.04.  Administration.  The Servicer is authorized to and shall administer each Lease in accordance with its terms and as otherwise specifically addressed herein.

SECTION 1.05.  Necessary Filings.  On or about the time when WEST or any Subsidiary enters into a Future Lease, the Servicer shall make the necessary filings, if any, and obtain the necessary opinions, if any, required by Section 3.06 of the Security Trust Agreement.

SECTION 1.06.  Enforcement.  The Servicer is authorized to and shall take reasonable steps to enforce the rights and remedies of the Lessor under each Lease and under any agreements ancillary thereto delivered by WEST to the Servicer (including any guarantees of the obligations of the Lessee) in order to cause the Lessee and any other party (other than the Servicer or WEST) under such Lease to perform their respective obligations owed to the Lessor by such Lessee and such other parties under such Lease and under such ancillary agreements.  Following any default by a Lessee under the applicable Lease, the Servicer will provide notice thereof to the Controlling Trustees and will take all steps as it deems reasonably necessary or appropriate to preserve and enforce the rights of the Lessor under the applicable Lease and the Security Trustee, including entering into negotiations with such Lessee with respect to the restructuring of such Lease or declaration of an event of default under the applicable Lease, drawing on or making disbursement or application of any security deposits, Usage Fees or any letters of credit, guarantees or other credit support thereunder, voluntary or involuntary termination of the Lease and repossession of the Engine that is the subject of the Lease, and pursuing such legal action with respect thereto as the Servicer deems reasonably necessary or appropriate.  The Servicer shall be authorized to apply any security deposit available under a Lease, if provided therefor in the Lease or permitted by Applicable Law, to the obligations of the Lessee under such Lease and to direct the Indenture Trustee to transfer or liquidate the relevant security deposit for such purpose.

SECTION 1.07.  Lease Modifications.  (a) The Servicer shall be authorized to make such amendments and modifications to any Lease as it shall deem reasonably necessary or appropriate; provided, however, that such amendment or modification shall require the approval of WEST pursuant to Section 7.06 of the Agreement if the provisions of such amendment or modification, were they to be included in a new Lease to be entered into after the date hereof, would, on their own, cause the entering into of such new Lease to require the approval of WEST pursuant to Section 7.06(a)(ii) of the Agreement.  Such amendments or modifications may be made without regard to whether there is a default by the Lessee or other party under or with respect to any such Lease.

(b)                                 The Servicer may waive overdue interest due from any Lessee under any Lease on any default in payment of rent, Usage Fees or other amounts due thereunder.

SECTION 1.08.  Options and Other Rights.

(a)                                  The Servicer shall take such action as it shall deem reasonably necessary or appropriate with respect to the exercise by any Lessee of any option or right affecting any Engine Asset according to the terms of the related Engine Document; and

(b)                                 The Servicer is authorized to take such action as it shall deem reasonably necessary or appropriate with the approval of WEST if so required by Section 7.06 or any Subsidiary or, if time is of the essence, without such approval, with respect to the exercise on behalf of WEST or any Subsidiary of any right or option that WEST or any Subsidiary may have with respect to any of the Engine Assets provided that such exercise is in accordance with the terms of the relevant Engine Document.

SECTION 1.09.  Lessee Solicitations.  Upon WEST’s request, with respect to the Engine Assets, the Servicer shall on behalf of the Lessor use commercially reasonable efforts to obtain at such times as the Servicer shall deem reasonably necessary or as required pursuant to the terms of this Agreement, Lessee consents, novations, assignments, amendments and related documentation (including insurance certificates, title transfer documents, assignment of warranties and legal opinions) and the issue (or reissue) or amendment of letters of credit, guarantees and related documentation.

SECTION 1.10.  Other Lease Services.  To the extent not otherwise provided herein, the Servicer shall use commercially reasonable efforts to cause the Lessors to perform their obligations under the Leases.

ARTICLE 2

COMPLIANCE WITH COVENANTS

SECTION 2.01.  Compliance Generally.  The Servicer shall take such actions as it shall deem reasonably necessary or appropriate to keep WEST and the Subsidiaries in compliance with their obligations and covenants under the Indenture solely to the extent that such obligations and covenants specifically relate to the status, insurance, maintenance or operation of the relevant Engine and at the cost of WEST; provided, however, that the foregoing shall only apply to any Indenture covenants that are set forth in full in the copy of the Indenture delivered by WEST to the Servicer and to any amendments, supplements and waivers thereto that are so delivered to the Servicer, in each case certified by WEST to be true, correct and complete.

SECTION 2.02.  Certain Matters Relating to Concentration Limits.  (a) Concentration Limits Generally.  The Servicer shall comply with the Concentration Limits and shall promptly inform WEST of any proposed transaction that it determines may result in such Concentration Limits being exceeded beyond the Concentration Variance Limits provisions of the Indenture, and WEST shall promptly provide to the Servicer any information that the Servicer may reasonably require in connection with such Concentration Limits in order to comply with the provisions of this Section 2.02 of this Schedule 2.02(a).  The Servicer shall not enter into any such transaction other than pursuant to the terms of Section 2.02(b) below.

(b)                                 Directions to Servicer.  The Servicer shall not enter into any transaction with respect to which it has provided notice pursuant to Section 2.02(a) of this Schedule 2.02(a) until WEST has provided a written certification to the Servicer to the effect that such transaction will not result in any violation of the Concentration Limits (or that such violation has been waived or is curable within the time permitted by the Indenture) and the Servicer shall be entitled to rely upon such certification for all purposes of the Agreement and this Schedule 2.02(a); provided that if the Servicer has not received such written certification within five (5) Business Days of notification by the Servicer to WEST, the Servicer shall not enter into any such transaction.

ARTICLE 3

LEASE MARKETING AND NEGOTIATION

SECTION 3.01.  Lease Marketing.  (a) The Servicer shall provide and perform lease marketing services with respect to the Engines and in connection therewith and is authorized to negotiate and enter into any commitment for a Lease of an Engine on behalf of and (through the power of attorney) in the name of WEST or the relevant Subsidiary.

(b)                                 The Servicer shall negotiate any commitment for a Lease of an Engine in a manner consistent with the practices employed by the Servicer with respect to its Aircraft Engine operating leasing services business generally and shall use the Pro Forma Lease, on behalf of WEST or any Subsidiary as a starting point in the negotiation of Future Leases, provided that, with respect to any Future Lease entered into in connection with (x) the renewal or extension of a Lease, (y) the leasing of an Engine to a Person that is or was a Lessee under a pre-existing Lease or (z) the leasing of an Engine to a Person that is or was a Lessee under an operating lease of an engine that is being managed or serviced by the Servicer, a form of lease substantially similar to such pre-existing Lease or operating lease,, as the case may be, may, in lieu of the Pro Forma Lease, be used by it, on behalf of WEST or any Subsidiary as a starting point in the negotiation of such Future Lease.  Subject to Section (c) of this Section 3.01 of this Schedule 2.02(a) and to the approval requirements of Section 7.06 hereof, the Servicer is authorized to execute and deliver binding leases and related agreements on behalf of WEST or the relevant Subsidiary based on the foregoing procedures. Following the execution and delivery of any Lease with respect to any Engine, the Servicer shall deliver a copy of the executed Lease, together with a copy thereof marked to reflect changes from the Pro Forma Lease or the Precedent Lease, as applicable, to WEST within twenty five (25) Business Days of such execution and delivery (it being understood that in any event, such executed (and marked) Leases shall be delivered in such a manner so as not to materially adversely impair WEST’s ability to satisfy its obligations with respect to the Core Lease Provisions of the Indenture.

(c)                                  The Servicer shall be authorized to agree to such changes, additions and deletions in any Pro Forma Lease or Precedent Lease being used as the basis of negotiations with a Lessee for a Future Lease as it shall deem necessary and desirable in the context of such negotiation, provided that the form of the Future Lease, as agreed with a Lessee, shall comply with the Core Lease Provisions of the Indenture.  The Servicer also shall be authorized to make such changes to the Pro Forma Lease as it shall deem necessary or appropriate from time to time to conform to current marketing practices or standards or for any other reason, provided that any such Pro Forma Lease, as so changed, shall comply with the Core Lease Provisions in the Indenture.

(d)                                 The Servicer shall deliver any Engine pursuant to the terms of the documentation of the Lease of such Engine, including upon an extension of such Lease.

(e)                                  The Servicer shall generally provide the marketing services set forth in this Section 3.01 through the use of its own marketing staff where it shall deem appropriate and shall utilize third parties to provide such marketing services where it shall deem appropriate (it being understood that while the obligations set forth in this Section 3.01 are, to the extent possible, generally anticipated to be discharged by the Servicer without resorting to third party service providers, the Servicer retains the flexibility to engage third party service providers as it determines in its sole discretion to be appropriate).

ARTICLE 4

PURCHASES AND SALES OF ENGINES

SECTION 4.01.  Sales of Engine Assets.  (a) The Servicer shall provide and perform sales services with respect to the Engine Assets at, and on a basis consistent with, the written direction from time to time of WEST, and, in connection therewith, is authorized to enter into any non-binding commitment for a sale of an Engine Asset or any commitment for sale of an Engine Asset subject to WEST approval and in compliance with Section 5.02(p) of the Indenture, in each case on behalf of and (through a power of attorney) in the name of WEST or the relevant Subsidiary; provided, however, that, except as otherwise required in accordance with the terms of a Lease, the Servicer shall not consummate any sale of any Engine Assets or enter into any binding agreement to sell any Engine Assets without obtaining the approval of WEST pursuant to Section 7.06 of the Agreement and in compliance with Section 5.02(p) of the Indenture.

(b)                                 The Servicer shall negotiate documentation of any sale and, subject to Section 4.01(a) of this Schedule 2.02(a) and the approval requirements of Section 7.06 of the Agreement, is authorized to execute and deliver binding agreements on behalf and (through a power of attorney) in the name of WEST or the relevant Subsidiary.

(c)                                  The Servicer shall deliver any Engine Asset pursuant to the terms of the documentation of the sale.

SECTION 4.02.  Purchases of Engine Assets and Parts.  (a) The Servicer shall provide and perform services with respect to the purchase of Engine Assets or parts for Engines at, and on a basis consistent with, the written direction from time to time of WEST, and, in connection therewith, is authorized to enter into any non-binding commitment for a purchase of an Engine Asset or parts for Engines or any commitment for a purchase of an Engine Asset or parts for Engines subject to WEST approval and in compliance with Section 5.02(q) of the Indenture, in each case on behalf of and (through a power of attorney) in the name of WEST or the relevant Subsidiary; provided, however, that, except as otherwise required in accordance with the terms of a Lease and as otherwise provided in Section 4.02(b) and (c), the Servicer shall not consummate any purchase of any Engine Assets or parts or enter into any binding agreement to purchase any Engine Assets or parts without obtaining the approval of WEST pursuant to Section 7.06 of the Agreement and in compliance with Section 5.02(q) of the Indenture.

(b)                                 Notwithstanding any other provision in Section 7.06 of the Agreement to the contrary, the Servicer shall be permitted to purchase, sell or exchange on behalf of WEST any part or component relating to an Engine or spare parts or ancillary equipment or devices furnished with an Engine at such times and on such terms and conditions as the Servicer deems reasonably necessary or appropriate in connection with its performance of the Services.

(c)                                  Notwithstanding any other provision in Section 7.06 of the Agreement to the contrary, the Servicer shall be permitted to purchase, sell or exchange on behalf of WEST any Engine Asset to the extent authorized by the then applicable Budgets or as part of a Replacement Exchange but in any event in accordance with Section 5.02(p) of the Indenture.

(d)                                 The Servicer shall negotiate documentation of any purchase and, subject to Section 4.02(a) of this Schedule 2.02(a) and the approval requirements of Section 7.06 of the Agreement, is authorized to execute and deliver binding agreements on behalf and (through a power of attorney) in the name of WEST or the relevant Subsidiary.  Any purchase of Engine Assets pursuant to this Section 4.02 may take the form of the purchase of an Engine Trust.

(e)                                  The Servicer shall arrange for the delivery of any Engine Asset being purchased by WEST or any Subsidiary pursuant to the terms of the documentation of the purchase, the Indenture and the Security Trust Agreement.  In connection with any such delivery, the Servicer shall make the necessary filings and obtain the necessary opinions required by Section 3.06 of the Security Trust Agreement.

ARTICLE 5

MARKET AND OTHER RESEARCH

SECTION 5.01.  Appraisals.  From time to time, and not more than annually, WEST may obtain current or projected appraisals of the Engines from any one or more internationally recognized independent appraiser and the Servicer shall, upon request, provide such information and assistance relating to such appraisal services with respect to the Engines as shall be reasonably necessary or appropriate in connection with such appraisals.

SECTION 5.02.  Regulatory Changes.  The Servicer shall (a) monitor regulatory developments applicable to Aircraft Engines and the Aircraft Engine leasing industry, (b) advise WEST on a timely basis in summary form of such information regarding legal and regulatory material changes and developments with respect to each Engine (which changes or developments occur after the relevant Delivery Date) of which the Servicer has knowledge, but only if the Servicer reasonably determines that such legal or regulatory developments are applicable to the Engines, and (c) take such action as may be necessary or appropriate to comply therewith.

SECTION 5.03.  Market Research.  The Servicer shall provide reasonable face to face or telephone access to executives, officers and employees of the Servicer as reasonably requested by WEST in order to confer with such executives, officers and employees regarding the market information of which any such person is aware with respect to commercial aviation demand in terms of traffic growth, new Aircraft Engine requirements and other information relevant to the long-term planning of WEST and the Subsidiaries with respect to Leases, purchases and sales, market conditions, industry trends and the Engines, provided that the Servicer shall not be obligated to disclose any confidential information.

SECTION 5.04.  Lessee Information.  Following WEST’s request therefor, the Servicer shall provide to WEST in summary form such information regarding default history or other material Lessee information of which the Servicer has knowledge.

ARTICLE 6

ASSET CASH SERVICES

SECTION 6.01.  Accounts and Account Information.  (a) Existing Accounts.  In the event that WEST desires to modify any of the arrangements relating to any of the existing bank accounts related to the Engines (the “Existing Accounts”), WEST shall deliver a certificate to the Servicer specifying in reasonable detail the modifications to be made with respect to any such Existing Accounts and the Servicer shall, to the extent necessary to transfer signing and related authority, cooperate with WEST and the Subsidiaries and the relevant banking institution to effect such modifications and shall take such other actions as are incidental thereto in order to give effect to the foregoing.

(b)                                 New Accounts.  The Servicer shall notify WEST in the event that any new bank account needs to be established on behalf of WEST or any Subsidiary in connection with the execution of a Lease with a new Lessee and WEST shall deliver a certificate to the Servicer specifying in reasonable detail (v) the name and location of the bank at which such account should be established, (w) the name(s) in which such account should be established, (x) the names of the beneficiaries of such account, (y) the names of the Persons authorized to make withdrawals from such account and (z) such other information (including with respect to any security arrangements) as WEST deems appropriate.  The Servicer shall, to the extent necessary to create signing and related authority, cooperate with WEST and the relevant banking institution and take such other actions as are incidental thereto in order to give effect to the foregoing (the “New Accounts” and, together with the Existing Accounts, the “Bank Accounts”).

In the event that the Servicer is required to transfer funds from any Bank Account to the account of another Person (other than WEST or any Subsidiary) as provided in Section 1.01(d) of this Schedule 2.02(a), the Servicer shall provide WEST with written notice setting forth the (i) name of the transferor, (ii) name of the transferee, (iii) accounts from and to which funds are to be transferred, (iv) amounts to be transferred, and (v)  anticipated date of transfer.

SECTION 6.02.  Payments.  (a) Anticipated Payments.  For purposes of the calculation of the Required Expense Amount by the Administrative Agent, the Servicer shall deliver to the Administrative Agent, not less than one Business Day prior to each Calculation Date, a written projection of payment obligations for Engine Expenses and a written projection of disbursements of Usage Fees and security deposits in accordance with the terms of any Lease, in each case reasonably anticipated by the Servicer to be necessary to be paid or disbursed in connection with the Servicer’s performance of the Services under the Agreement during the period extending from the Payment Date immediately following such Calculation Date to but not including the next succeeding Payment Date (the “Monthly Payment Period”).

The Servicer shall be authorized to direct the Indenture Trustee in writing to make disbursements from the Expense Account of all Expenses on such projection and of all Usage Fees and security deposits on such projection from time to time during such Monthly Payment Period.

(b)                                 Unanticipated Payments.  During any Monthly Payment Period, the Servicer may request in writing the approval of the Administrative Agent for the Servicer to pay or cause to be paid expenses that had not been reasonably anticipated by the Servicer at the time the projection required to be provided to the Administrative Agent pursuant to Section 6.02(a) of this Schedule 2.02(a) with respect to such Monthly Payment Period was delivered to the Administrative Agent.  Any such request shall specify for each such payment obligation (i) the anticipated date of such payment, (ii) the payee, (iii) the amount of such payment, (iv) the nature of the obligation and (v) the Bank Account from which such payment should be made.  No later than the next Business Day following such request by the Servicer, the Administrative Agent shall notify the Servicer in writing whether such payment request is approved or disapproved.  If approved, the Servicer shall pay or cause such payment to be made to the relevant payee from the funds then available in the relevant account.  In the event that the funds then available in such account are insufficient to make any such payment, the Administrative Agent shall take such actions as are necessary to cause funds sufficient to make any such payments to be transferred as soon as practicable from the Collections Account to such account.  Following the transfer of such funds, the Servicer shall pay or cause such payments to be made in accordance with the foregoing provisions.

(c)                                  Delegation of Authority.  The Administrative Agent hereby authorizes the Servicer to make, or cause to be made, payments from the specified Bank Accounts in accordance with the foregoing procedures.  In order to give effect to the foregoing provisions of this Article 6 of this Schedule 2.02(a), the Administrative Agent shall take such other actions as are necessary or appropriate, including by delegation or otherwise, pursuant to the terms of the Administrative Agency Agreement, the Indenture, the agreements between WEST or any Subsidiary and the relevant banking institutions with respect to the Bank Accounts or otherwise, or as the Servicer shall reasonably request, to authorize the Servicer to take such actions with respect to such Bank Accounts as the Administrative Agent determines to be necessary or appropriate as are set forth above.

ARTICLE 7

PROFESSIONAL AND OTHER SERVICES

SECTION 7.01.  Legal Services.  The Servicer shall provide or procure legal services, in all relevant jurisdictions, on behalf of WEST or the relevant Subsidiary with respect to the lease, sale or financing of the Engines, any amendment or modification of any Lease, the enforcement of the rights of WEST or any Subsidiary under any Lease, any disputes that arise with respect to the Engine Assets or for any other purpose that the Servicer reasonably determines is necessary in connection with the performance of the Services.  The Servicer shall provide such legal services by using its in-house legal staff where it shall deem appropriate and shall authorize outside counsel to provide such legal services where it shall deem appropriate (including litigation) and in accordance with its practices with respect to Aircraft Engines owned by it or its Affiliates (other than WEST and the Subsidiaries).

SECTION 7.02.  Accounting and Tax Services.  The Servicer shall arrange for such accounting and tax services and advice and other professional services (which may be provided by the Servicer’s internal staff, to the extent available) as shall be reasonably necessary or appropriate in connection with the structuring of lease, sale or financing transactions with respect to the Engine Assets or for any other purpose that the Servicer reasonably determines is necessary in connection with the performance of the Services.

SECTION 7.03.  Legal Opinions.  The Servicer shall provide or procure the legal opinions required by Section 5.02(s) of the Indenture with respect to Future Leases.

ARTICLE 8

INFORMATION; REPORTS; CUSTODY

SECTION 8.01.  Monthly Reports.  Ten (10) Business Days after the first Business Day of each month (or, to the extent impracticable, promptly thereafter), the Servicer shall provide to WEST:

(a)                                  A written report of (i) the leasing, sales and purchasing activities that were completed during the preceding month, which shall include a summary of the principal financial terms related to any new or amended lease transactions, including floating rate and fixed Rental Payments and, in the case of floating rate Rental Payments, the index applicable thereto (attaching a copy of the factual portions of the applicable transaction overview, if any), and (ii) any default notices issued, in each case with respect to the Engine Assets, in such detail as WEST may request from time to time.

(b)                                 A detailed statement of the cash receipts and disbursements with respect to the Engine Assets for the preceding month in such details as WEST may request from time to time.

(c)                                  A detailed statement of certain expected cash disbursements in respect of technical and other leasing expenditures, overheads and Usage Fees expenditures on a monthly basis for three (3) months (a “Forecast”) (it being understood that any such Forecast may be based upon historical cash flow patterns), in such detail as WEST and the Servicer may agree from time to time.

(d)                                 A detailed statement of receivables (including details, if any, of any set-offs among Lessee receivables, Usage Fees and security deposits) analyzed by Lessee and by region for each account balance outstanding (including with respect to restructured Leases), categorized by number of days outstanding, in such detail as WEST may request from time to time.

(e)                                  A report on all pending and potential litigation (with respect to which the Servicer has received written notice of threatening litigation, which, in the reasonable judgment of the Servicer, is material) involving any Engine Asset of which the Servicer has written notice.

(f)                                    Such other information as may required pursuant to Section 2.14 of the Indenture.

SECTION 8.02.  Other Information.  (a) To the extent the Servicer is in possession of the relevant information, the Servicer shall prepare and submit to WEST the following information with respect to WEST and each Subsidiary:

(i)                                     promptly after the occurrence thereof, notify WEST of any accident or incident of which the Servicer has notice involving any Engine; and

(ii)                                  upon WEST’s request therefor, information with respect to transactions relating to Engine Assets necessary for WEST or any Subsidiary to prepare statutory returns with respect to contractors engaged by the Servicer on behalf of WEST or such Subsidiary.

(b)                                 The Servicer will make available to WEST and its advisers and designees, subject to their reasonable availability, and at reasonable times and upon reasonable notice, the Servicer’s directors, officers, employees, representatives, advisers and other agents, in order to provide to WEST and its advisers and designees information (to the extent the Servicer has possession thereof) with regard to the Engine Assets (including in response to inquiries with respect to the reports provided to WEST by the Servicer pursuant to Sections 8.01 and 8.02 of this Schedule 2.02(a)) which may be required by WEST.  In furtherance thereof, in order to facilitate WEST and each Subsidiary carrying out its responsibilities upon the request of WEST, the Servicer shall make available (through physical attendance or telephonic conference) such officers and employees, depending on such persons’ reasonable availability, that WEST shall reasonably deem appropriate for meetings with WEST’s representatives to provide to WEST information, and response to inquiries, with respect to the reports provided to WEST by the Servicer pursuant to Sections 8.01 and 8.02 of this Schedule 2.02(a).

SECTION 8.03.  Ratings Information.  Upon request by WEST, the Servicer shall provide to WEST such information and data (to the extent the Servicer has possession thereof) about the Engine Assets and other assistance relating to the Engine Assets as WEST and the Servicer shall deem reasonably necessary or appropriate in connection with providing information to the Rating Agencies for WEST’s debt ratings or the ratings of any public securitization debt issued by an Affiliate of WEST.

SECTION 8.04.  Custody of Documents.  The Servicer agrees to hold all original documents of WEST or any Subsidiary that relate to the Engine Assets in the possession of the Servicer in safe custody, by application of the measures comparable to those the Servicer uses in the retention of its own original documents of a similar nature.

SECTION 8.05.  Financial Statements.   The Servicer shall promptly notify and provide a copy to the Indenture Trustee within ten (10) days upon its filing of any Form 10-K and Form 10-Q with the SEC.

SCHEDULE 1.03(a)
TO SCHEDULE 2.02(a)

INSURANCE

MINIMUM COVERAGE AMOUNTS

1.             Hull Insurance:  With respect to any Engine, hull insurance shall be maintained by the Lessee covering all risks, ground and flight, and, to the extent such hull insurance is not maintained by Lessee, WEST shall maintain contingent hull insurance coverage, in each case, in an amount at least equal to the Adjusted Appraised Value for such Engine; provided, however, that in the event that an agreement with respect to hull insurance cannot be reached with any particular Lessee pursuant to which such Lessee will pay the premiums to procure such insurance in amounts consistent with the foregoing, hull insurance shall be procured by the Servicer on behalf of WEST in an amount equal to the amount set forth above, at the expense of WEST.  Parts, if any, shall be insured on the basis of their replacement cost under similar circumstances.

2.             Liability Insurance:  Liability insurance shall be maintained by the Lessee and, to the extent such liability insurance is not maintained by the Lessee, WEST shall maintain contingent liability insurance coverage, in each case, for each Engine and occurrence in an amount consistent with the reasonable commercial practices of leading international Aircraft Engine operating lessors, but in no event less than $500 million per occurrence.

3.             Insurance Deductibles

(a)           Deductibles and self-insurance for Engines subject to a Lease may be maintained in an amount pursuant to deductible and self-insurance arrangements (taking into account, inter alia, the creditworthiness and experience of the Lessee, the type of Aircraft Engine and market practices in the Aircraft Engine insurance industry generally) consistent with the Servicer’s commercially reasonable practices for its own Aircraft Engines.

(b)           Deductibles for Engines off-lease shall be maintained in respect of any one occurrence in respect of such Engines in an amount consistent with the Servicer’s commercially reasonable practice for its own Aircraft Engines with any difference between such amount and $500,000 (or such other amount as WEST may direct in writing from time to time), taking into account any deductible insurance procured, to be notified to WEST by the Servicer.

4.             Other Insurance Matters:  Apart from the matters set forth above, the coverage and terms of any insurance with respect to any Engine not subject to a Lease, shall be substantially consistent with the reasonable commercial practices of the Servicer with respect to its own Aircraft Engines.

5.             Additional Insureds:  Any insurance arrangements entered into with respect to any Engine shall include as named insureds the Indenture Trustee and such persons as are reasonably requested by WEST.

6.             Currencies:  All amounts payable under any insurance policy shall be denominated in U.S. dollar terms.

7.             Availability:  The insurance guidelines set forth herein are subject to such insurance being generally available in the relevant insurance market at commercially reasonable rates from time to time.

SCHEDULE 4.01(a)

ENGINES

No.	Manufacturer	Model	ESN
1	CFM International	CFM56-5B4/P	***
2	CFM International	CFM56-5B4/3	***
3	CFM International	CFM56-5B4/3	***
4	CFM International	CFM56-5B4/3	***
5	CFM International	CFM56-5B4/3	***
6	Pratt & Whitney	PW4060-3	***
7	CFM International	CFM56-7B22	***
8	CFM International	CFM56-7B	***
9	General Electric	CF6-80C2-B1F	***
10	CFM International	CFM56-3C1	***
11	General Electric	CF6-80C2B2F	***
12	Pratt & Whitney	PW2040	***
13	CFM International	CFM56-7B24	***
14	CFM International	CFM56-7B24/3	***
15	CFM International	CFM56-7B24/3	***
16	CFM International	CFM56-7B26/3	***
17	CFM International	CFM56-3C1	***
18	CFM International	CFM56-5C4	***
19	CFM International	CFM56-5C4	***
20	Rolls Royce	RB211-535E4-B-37/15	***
21	General Electric	CF6-80C2B6	***
22	General Electric	CF6-80C2B6	***
23	CFM International	CFM56-5A3	***
24	International Aero Engines	V2527-A5	***
25	CFM International	CFM56-5B4/3	***
26	CFM International	CFM56-5B6/3	***
27	CFM International	CFM56-7B26/3	***
28	Rolls Royce	RB211-535E4	***
29	Rolls Royce	3007A	***
30	Rolls Royce	3007A	***
31	CFM International	CFM56-7B26/3	***
32	International Aero Engines	V2527-A5	***
33	CFM International	CFM56-5C4	***
34	CFM International	CFM56-5B6/P	***
35	CFM International	CFM56-7B24	***
36	Pratt & Whitney	PW2037	***
37	CFM International	CFM56-7B20	***
38	CFM International	CFM56-7B26	***
39	CFM International	CFM56-7B27	***
40	CFM International	CFM56-7B24/3	***

*** Confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

No.	Manufacturer	Model	ESN
41	Pratt & Whitney	PW4168A	***
42	CFM International	CFM56-7B24	***
43	CFM International	CFM56-5C4/P	***
44	CFM International	CFM56-5C4/P	***
45	CFM International	CFM56-5B4/P	***
46	General Electric	CF6-80C2-B6F	***
47	International Aero Engines	V2527-A5	***
48	CFM International	CFM56-7B24	***
49	Pratt & Whitney	PW4060-3	***
50	International Aero Engines	V2527-A5	***
51	CFM International	CFM56-5C4	***
52	CFM International	CFM56-7B27/3	***
53	General Electric	CF6-80C2-B4F	***
54	CFM International	CFM56-7B26/3	***
55	Pratt & Whitney	PW4168A	***
56	Pratt & Whitney	PW150A	***
57	Pratt & Whitney	PW4062	***
58	International Aero Engines	V2533-A5	***
59	General Electric	CF34-3B	***
60	General Electric	CF34-3B	***
61	International Aero Engines	V2500	***
62	CFM International	CFM56-7B	***
63	Pratt & Whitney	PW4168-A	***
64	General Electric	CF6-80C2-B4	***
65	CFM International	CFM56-7B	***
66	CFM International	CFM56-5B4/3	***

*** Confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

EXHIBIT A

FORM OF OPERATING BUDGET AND
ASSET EXPENSES BUDGET FOR THE INITIAL PERIOD

Period:

Cash Income:
Lease Revenues
Interest Income
Sales Proceeds
Subtotal

Cash Operating Expenses:
Servicer Fees
Administrative Agent Fees
Back-up Fees
Independent Trustees Fees:
Security Filing Fee
Office rent, file storage, transport
2005 Insurance Premiums**
Subtotal

Prepaid or Accruals (see detail):
Owner Trustee Fees*
Indenture Trustee Fees*
Custodial Agent Fees*
Engine Trustee Fees**
2013 Insurance Premium Accruals***
Appraisals***
Audit***
Maintenance Reserve Evaluation***
Subtotal

Depreciation

Interest Expense:
Series A Interest

Subtotal

Pre-tax Cash Income

Detail of Prepaids/Accruals (WEST Expenses):
Owner Trustee Annual Fee*
Indenture Trustee Annual Fee*
Indenture Trustee Annual Fee*
Custodial Agent Annual Fee*
Maintenance Reserve Evaluation***
Appraisals***
Audit***

Detail of Prepaids/Accruals (Assets Expenses):
2012 Insurance Premiums**
2013 Insurance Premium Accruals***

Budgeted Assets Expenses per Month:
Engine Trustee Fees per Engine**
Legal Opinions ($7,000 each, 4 per year)
Annual Technical Advisors
Annual Shipping

Projected Required Maintenance (Airworthiness Directives/Service Bulletins):

Engine Serial Number	Required Maintenance	Projected Cost	Maintenance Reserves	Net Reserves	Comment